Exhibit 10.3

NETSKOPE, INC.

2025 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Companies with an opportunity to purchase Common Stock through accumulated Contributions. The Company intends for the Plan to have two components: a component that is intended to qualify as an “employee stock purchase plan” under Code Section 423 (the “423 Component”) and a component that is not intended to qualify as an “employee stock purchase plan” under Code Section 423 (the “Non‑423 Component”). The provisions of the 423 Component, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Code Section 423. In addition, this Plan authorizes the grant of an option to purchase shares of Common Stock under the Non‑423 Component that does not qualify as an “employee stock purchase plan” under Code Section 423; an option granted under the Non‑423 Component will provide for substantially the same benefits as an option granted under the 423 Component, except that a Non‑423 Component option may include features necessary to comply with applicable non‑U.S. laws pursuant to rules, procedures or sub‑plans adopted by the Administrator. Except as otherwise provided herein or by the Administrator, the Non‑423 Component will operate and be administered in the same manner as the 423 Component.

2. Definitions.

2.1 “Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 4.

2.2 “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity‑based awards, including but not limited to the related issuance of shares of Common Stock, including but not limited to, under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non‑U.S. country or jurisdiction where options are, or will be, granted under the Plan.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Change in Control” means the occurrence of any of the following events:

(a) Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (a), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; provided, further, that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board also will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (a). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(b) Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (b), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(c) Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (c), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (i) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (ii) a transfer of assets by the Company to: (A) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (C) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (D) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (c)(ii)(C). For purposes of this subsection (c), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2.4, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (x) its sole purpose is to change the jurisdiction of the Company’s incorporation, (y) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, or (z) the Change in Control occurs by virtue of: (1) any acquisition of additional securities of the Company or voting power with respect thereto by any Founder or a Permitted Entity of such Founder, including as a result of a Permitted Transfer or in connection with a transaction or issuance (including pursuant to outstanding Company equity awards) or any other transaction approved by the Administrator, or (2) any acquisition or disposition of shares of Class B Common Stock by any Founder or a Permitted Entity of such Founder or change in the total voting power of the capital stock of the Company held by any Founder and such Founder’s Permitted Entities as a result of (i) the conversion of any shares of Class B Common Stock into shares of Common Stock or (ii) any change in the voting power of the holders of the Class B Common Stock, including solely as a result of any decrease in the total number of shares of capital stock or of any series of class thereof, as applicable, outstanding.

2.5 “Charter” means the Amended and Restated Certificate of Incorporation of the Company effective within one week after the Registration Date (such date, the “Charter Effective Date”), as it may thereinafter be amended.

2.6 “Class B Common Stock” has the meaning set forth in the Charter.

2.7 “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation or other formal guidance of general or direct applicability promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.8 “Committee” means a committee of the Board appointed in accordance with Section 4 hereof.

2.9 “Common Stock” means the Class A common stock of the Company, which shall remain as Class A common stock of the Company as of and following the Charter Effective Date.

2.10 “Company” means Netskope, Inc. a Delaware corporation, or any successor thereto.

2.11 “Compensation” includes an Eligible Employee’s base straight time gross earnings but excludes payments for commissions, incentive compensation, bonuses, payments for overtime and shift premium, equity compensation income and other similar compensation. For the avoidance of doubt, “Compensation” excludes any payments that an Eligible Employee receives from external sources, including government agencies or insurance carriers, such as disability insurance payments or paid family leave payments, during any leave of absence taken by an Eligible Employee. The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for a subsequent Offering Period.

2.12 “Contributions” means the payroll deductions and other additional payments that the Company may permit to be made by a Participant to fund the exercise of options granted pursuant to the Plan.

2.13 “Designated Company” means any Subsidiary or affiliate of the Company that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. For purposes of the 423 Component, only the Company and its Subsidiaries may be Designated Companies, provided, however that at any given time, a Subsidiary or affiliate of the Company that is a Designated Company under the 423 Component will not be a Designated Company under the Non‑423 Component.

2.14 “Director” means a member of the Board.

2.15 “Eligible Employee” means any individual who is a common law employee providing services to the Company or a Designated Company and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer, or any lesser number of hours per week and/or number of months in any calendar year established by the Administrator (if required under Applicable Laws) for purposes of any separate Offering or for Participants in the Non-423 Component. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or is legally protected under Applicable Laws with respect to the Participant’s participation in the Plan. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not approved by the Company in writing or guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine (for each Offering under the 423 Component, on a uniform and nondiscriminatory basis or as otherwise permitted by U.S. Treasury Regulations Section 1.423‑2) that the definition of Eligible Employee will or will not include an individual if he or she: (a) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (b) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (c) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (d) is a highly compensated employee within the meaning of Code Section 414(q), or (e) is a highly compensated employee within the meaning of Code Section 414(q) with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering under the 423 Component in an identical manner to all highly compensated individuals of the Employer whose employees are participating in that Offering. Each exclusion will be applied with respect to an Offering under the 423 Component in a manner complying with U.S. Treasury Regulations Section 1.423‑2(e)(2)(ii). Such exclusions may be applied with respect to an Offering under the Non‑423 Component without regard to the limitations of U.S. Treasury Regulations Section 1.423‑2.

2.16 “Employer” means the employer of the applicable Eligible Employee(s).

2.17 “Enrollment Date” means the first Trading Day of each Offering Period.

2.18 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

2.19 “Exercise Date” means the last Trading Day of the Purchase Period. Notwithstanding the foregoing, in the event that an Offering Period is terminated prior to its expiration pursuant to Section 18, the Administrator, in its sole discretion, may determine that any Purchase Period also terminating under such Offering Period will terminate without options being exercised on the Exercise Date that otherwise would have occurred on the last Trading Day of such Purchase Period.

2.20 “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of a share of Common Stock determined as follows:

(a) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange or the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last Trading Day such closing sales price was reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(c) For purposes of the Enrollment Date of the first Offering Period under the Plan, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement on Form S‑1 filed with the Securities and Exchange Commission for the initial public offering of the Common Stock (the “Registration Statement”); or

(d) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

The determination of fair market value for purposes of tax withholding may be made in the Administrator’s discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.

2.21 “Fiscal Year” means the fiscal year of the Company.

2.22 “Founder” has the meaning set forth in the Charter.

2.23 “New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.

2.24 “Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 6. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulations Section 1.423‑2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulations Section 1.423‑2(a)(2) and (a)(3).

2.25 “Offering Periods” means the overlapping periods of approximately twelve (12) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after March 1 and September 1 of each year and terminating on the first Trading Day before March 1 and September 1, approximately twelve (12) months later; provided, however, that the first Offering Period under the Plan will commence with the Registration Date and will end on the first Trading Day before September 1, 2026, and provided, further, that the second Offering Period under the Plan will commence on the first Trading Day on or after March 1, 2026. The duration and timing of Offering Periods may be changed pursuant to Sections 6 and 18 -.

2.26 “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

2.27 “Participant” means an Eligible Employee that participates in the Plan.

2.28 “Permitted Entity” has the meaning set forth in the Charter.

2.29 “Permitted Transfer” has the meaning set forth in the Charter.

2.30 “Plan” means this Netskope, Inc. 2025 Employee Stock Purchase Plan.

2.31 “Purchase Period” means the periods during an Offering Period during which shares of Common Stock may be purchased on a Participant’s behalf in accordance with the terms of the Plan. For the first Offering Period, Purchase Periods will (i) commence on the Registration Date and March 2, 2026 and (ii) subject to Section 30, terminate on the first Trading Day on or before February 28, 2026 and August 31, 2026, respectively. Unless the Administrator provides otherwise, Purchase Periods for all other Offering Periods will (i) commence on the first Trading Day on or after March 1 and September 1 and (ii) subject to Section 30, terminate on the first Trading Day on or before February 28 of the same year and August 31 of the following year, respectively.

2.32 “Purchase Price” means an amount equal to eighty-five percent (85%) of the lower of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Fair Market Value of a share of Common Stock on the Exercise Date and at all times in compliance with Code Section 423 (or any successor rule or provision or any other Applicable Law, regulation or stock exchange rule) or pursuant to Section 18.

2.33 “Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(b) of the Exchange Act, with respect to any class of the Company’s securities.

2.34 “Section 409A” means Code Section 409A and the U.S. Treasury Regulations and guidance thereunder, and any applicable state law equivalent, as each may be promulgated, amended or modified from time to time.

2.35 “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

2.36 “Trading Day” means a day that the primary stock exchange, national market system, or other trading platform, as applicable, upon which the Common Stock is listed (or otherwise trades regularly, as determined by the Administrator, in its sole discretion) is open for trading.

2.37 “U.S. Treasury Regulations” means the Treasury Regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code will include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

3. Stock.

3.1 Stock Subject to the Plan. Subject to adjustment upon changes in capitalization of the Company as provided in Section 17 hereof, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be equal to 7,650,000 shares of Common Stock.

3.2 Automatic Share Reserve Increase. Subject to adjustment upon changes in capitalization of the Company as provided in Section 17 hereof, the number of shares of Common Stock available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2027 Fiscal Year in an amount equal to the least of (a) 7,650,000 shares of Common Stock, (b) one percent (1%) of the outstanding shares of capital stock of the Company on the last day of the immediately preceding Fiscal Year, or (c) such number of shares of Common Stock determined by the Board no later than the last day of the immediately preceding Fiscal Year. The shares of Common Stock may be authorized, but unissued, or reacquired Common Stock.

4. Administration. The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to

(a) construe, interpret and apply the terms of the Plan,

(b) delegate ministerial duties to any of the Company’s employees,

(c) designate separate Offerings under the Plan,

(d) designate Subsidiaries and affiliates as participating in the 423 Component or Non‑423 Component,

(e) determine eligibility,

(f) adjudicate all disputed claims filed under the Plan, and

(g) establish such procedures that it deems necessary or advisable for the administration of the Plan (including, without limitation, to adopt such procedures, sub‑plans, and appendices to the enrollment agreement as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S., the terms of which sub‑plans and appendices may take precedence over other provisions of this Plan, with the exception of Section 3 hereof, but unless otherwise superseded by the terms of such sub‑plan or appendix, the provisions of this Plan will govern the operation of such sub‑plan or appendix). Unless otherwise determined by the Administrator, the Eligible Employees eligible to participate in each sub‑plan will participate in a separate Offering under the 423 Component, or if the terms would not qualify under the 423 Component, in the Non‑423 Component, in either case unless such designation would cause the 423 Component to violate the requirements of Code Section 423.

Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulations Section 1.423‑2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non‑U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.

5. Eligibility.

5.1 Generally. Any individual who is an Eligible Employee on a given Enrollment Date will be eligible to participate in the Plan, subject to the requirements of Section 7.

5.2 Non‑U.S. Employees. Eligible Employees who are citizens or residents of a non‑U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Code Section 7701(b)(1)(A))) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Code Section 423. In the case of the Non‑423 Component, an Eligible Employee may be excluded from participation in the Plan or an Offering if the Administrator has determined that participation of such Eligible Employee is not advisable or practicable.

5.3 Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (a) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Code Section 424(d)) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (b) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Code Section 423) of the Company or any Parent or Subsidiary of the Company accrues at a rate, which exceeds twenty‑five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Code Section 423 and the regulations thereunder.

6. Offering Periods. The Plan will be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after March 1 and September 1 each year, or on such other dates as the Administrator will determine; provided, however, that the first Offering Period under the Plan will commence with the Registration Date and end on the first Trading Day on or before August 31, 2026, and provided, further, that the second Offering Period under the Plan will commence on the first Trading Day on or after March 1, 2026. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter; provided, however, that no Offering Period may last more than twenty-seven (27) months.

7. Participation. An Eligible Employee may participate in the Plan pursuant to Section 5.1 by (a) submitting to the Company’s stock administration office (or its designee), a properly completed subscription agreement authorizing Contributions through the an online platform selected by the Company or in any other form provided by the Administrator for such purpose, or (b) following an electronic or other enrollment procedure determined by the Administrator, in either case, prior to an appliable Enrollment Date. An Eligible Employee’s failure to submit the subscription agreement in accordance with the procedure determined by the Administrator will result in the automatic termination of such individual’s participation in the first Offering Period

8. Contributions.

8.1 Contribution Amounts. At the time a Participant enrolls in the Plan pursuant to Section 7, he or she will elect to have Contributions (in the form of payroll deductions or otherwise, to the extent permitted by the Administrator) made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation, which that Participant receives on each pay day during the Offering Period; provided, however, that should a pay day occur on an Exercise Date, a Participant will have any

Contributions made on such day applied to the Participant’s account under the then‑current Purchase Period or Offering Period.

8.2 Contribution Methods. The Administrator, in its sole discretion, may permit all Participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Exercise Date of each Offering Period. A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 12 hereof.

(a) In the event Contributions are made in the form of payroll deductions, such payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on the last pay day on or prior to the last Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 12 hereof; provided, however, that for the first Offering Period, payroll deductions will commence on the first pay day on or following the end of the period between the Registration Date and a date that is no later than ten (10) business days following the Registration Date, or such other date as the Administrator may determine.

(b) All Contributions made for a Participant will be credited to his or her account under the Plan and Contributions will be made in whole percentages of his or her Compensation only. A Participant may not make any additional payments into such account.

8.3 Participant Changes to Contributions. A Participant may discontinue his or her participation in the Plan as provided under Section 12. Unless determined otherwise by the Administrator, in its sole discretion, during any Offering Period, a Participant may not increase the rate of his or her Contributions and may only decrease the rate of his or her Contributions with respect to the current Offering Period, with any such elections to decrease Contributions occurring during an enrollment period and effective immediately following the end of the Purchase Period during which the enrollment period occurs, unless determined otherwise by the Administrator in its sole discretion. Unless determined otherwise by the Administrator, in its sole discretion, a Participant may increase or decrease the rate of his or her Contributions for the immediately subsequent Offering Period prior to the start of such new Offering Period, which may include a Contribution rate of up to the maximum percent of Compensation the Participant may contribute pursuant to Section 8.1, provided such elections to increase or decrease are made during the applicable enrollment period related to the immediately subsequent Offering Period.

(a) A Participant may make a Contribution rate adjustment pursuant to this Section 8.3 by (A) properly completing and submitting to the Company’s stock administration office (or its designee), a new subscription agreement authorizing the change in Contribution rate in the form provided by the Administrator for such purpose, or (B) following an electronic or other procedure prescribed by the Administrator, in either case, on or before a date determined by the Administrator prior to (x) the scheduled beginning of the Offering Period to be affected (for increases or decreases) or (y) an applicable Exercise Date (for decreases with respect to the current Offering Period only), as applicable. If a Participant has not followed such procedures to change the rate of Contributions, the rate of his or her Contributions will continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless the Participant’s participation is terminated as provided in Sections 12 or 13).

(b) The Administrator may, in its sole discretion, limit or amend the nature and/or number of Contribution rate changes (including to permit, prohibit and/or limit increases and/or decreases to rate changes) that may be made by Participants during any Purchase Period or Offering Period, and may establish such other conditions or limitations as it deems appropriate for Plan administration.

(c) Any change in Contribution rate made pursuant to this Section 8.3 will be effective as of the first full payroll period occurring in the immediately subsequent Offering Period following the date on which the change is made by the Participant (unless the Administrator, in its sole discretion, elects to process a given change in Contribution rate earlier).

8.4 Other Contribution Changes. Notwithstanding the foregoing, to the extent necessary to comply with Code Section 423(b)(8) and Section 5.3 hereof (which generally limit participation in an Offering Period pursuant to certain Applicable Laws), a Participant’s Contributions may be decreased to zero percent (0%) by the Administrator at any time during an Offering Period (or a Purchase Period, as applicable). Subject to Code Section 423(b)(8) and Section 5.3 hereof, Contributions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Offering Period (or Purchase Period, as applicable) scheduled to end in the following calendar year, unless the Participant’s participation has terminated as provided in Sections 12 or 13.

8.5 Cash Contributions. Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Participants to participate in the Plan via cash contributions instead of payroll deductions if (a) payroll deductions are not permitted or advisable under Applicable Laws, (b) the Administrator determines that cash contributions are permissible for Participants participating in the 423 Component and/or (c) the Participants are participating in the Non‑423 Component.

8.6 Tax Withholdings. At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or at any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or Employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding or payment on account obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to the sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or use any other method of withholding the Company or the Employer deems appropriate to the extent permitted by U.S. Treasury Regulations Section 1.423‑2(f).

8.7 Use of Funds. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except under Offerings or for Participants in the Non‑423 Component for which Applicable Laws require that Contributions to the Plan by Participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party, provided that, if such segregation or deposit with an independent third party is required by Applicable Laws, it will apply to all Participants in the relevant Offering under the 423 Component, except to the extent otherwise permitted by U.S. Treasury Regulations Section 1.423‑2(f). Until shares of Common Stock are issued, Participants will have only the rights of an unsecured creditor with respect to such shares.

9. Grant of Option. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s Contributions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price.

9.1 Certain Option Limits. In no event will an Eligible Employee be permitted to purchase during each Purchase Period more than the lesser of (a) 5,000 shares of Common Stock and (b) a number of shares of Common Stock equal to the quotient (rounded down to the nearest whole share of): $12,500 divided by the Purchase Price for that Purchase Period, to be determined by the Administrator (subject to any adjustment pursuant to Section 17), and provided further that such purchase will be subject to the limitations set forth in Sections 3 and 5.3 and in the subscription agreement. For future Offering Periods, the Administrator, in its absolute discretion, may increase or decrease the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Purchase Period or Offering Period, as applicable.

9.2 Option Receipt. The Eligible Employee may accept the grant of such option by submitting a properly completed subscription agreement in accordance with the requirements of Section 7.

9.3 Option Term. Exercise of the option will occur as provided in Section 10, unless the Participant’s participation has terminated pursuant to Sections 12 or 13. The option will expire on the last day of the Offering Period.

10. Exercise of Option.

10.1 Automatic Exercise. Unless a Participant’s participation in the Plan has terminated as provided in Sections 12 and 13, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account. No fractional shares of Common Stock will be purchased; any Contributions accumulated in a Participant’s account, which are not sufficient to purchase a full share will be retained in the Participant’s account for the subsequent Purchase Period or Offering Period, as applicable, subject to earlier withdrawal by the Participant as provided in Sections 12 or 13. Any other funds left over in a Participant’s account after the Exercise Date will be returned to the Participant. During a Participant’s lifetime, a Participant’s option to purchase shares of Common Stock hereunder is exercisable only by him or her.

10.2 Pro Rata Allocations. If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (a) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (b) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or (y) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 18. The Company may make a pro rata allocation of the shares of Common Stock available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares of Common Stock for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.

11. Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or with a trustee or designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker, trustee or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions or other dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 11.

12. Withdrawal.

12.1 Withdrawal Procedures. A Participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (a) submitting to the Company’s stock administration office (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose (which may be similar to the form attached hereto as Exhibit B), or (b) following an electronic or other withdrawal procedure determined by the Administrator. The Administrator may set forth a deadline of when a withdrawal must occur to be effective prior to a given Exercise Date in accordance with policies it may approve from time to time. All of the Participant’s Contributions credited to his or her account will be paid to such Participant as soon as administratively practicable after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re‑enrolls in the Plan in accordance with the provisions of Section 7.

12.2 No Effect on Future Participation. A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

13. Termination of Employment. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant, or, in the case of his or her death, to the person or persons entitled thereto, and such Participant’s option will be automatically terminated. Unless determined otherwise by the Administrator in a manner that, with respect to an Offering under the 423 Component, is permitted by, and compliant with, Code Section 423, a Participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Company will not be treated as terminated under the Plan; however, if a Participant transfers from an Offering under the 423 Component to the Non‑423 Component, the exercise of the option will be qualified under the 423 Component only to the extent it complies with Code Section 423; further, no Participant will be deemed to switch from an Offering under the Non‑423 Component to an Offering under the 423 Component or vice versa unless (and then only to the extent) such switch would not cause the 423 Component or any option thereunder to fail to comply with Code Section 423.

14. Section 409A. The Plan is intended to be exempt from the application of Section 409A, and, to the extent not exempt, is intended to comply with Section 409A and any ambiguities herein will be interpreted to so be exempt from, or comply with, Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Section 409A. Notwithstanding the foregoing, the Company and any of its Parent or Subsidiaries will have no liability, obligation or responsibility to reimburse, indemnify, or hold harmless a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Section 409A.

15. Rights as Stockholder. Until the shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will have only the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares. Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or, if so required under Applicable Laws, in the name of the Participant and his or her spouse.

16. Transferability. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 12 hereof.

17. Adjustments, Dissolution, Liquidation, Merger or Change in Control.

17.1 Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split‑up, spin‑off, combination, reclassification, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share, the class and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, and the numerical share limits of Sections 3 and 9.1.

17.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise

Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 12 hereof.

17.3 Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period will end. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 12 hereof.

18. Amendment or Termination.

18.1 Amendment, Suspension, Termination. The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 17). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under Applicable Laws, as further set forth in Section 22 hereof) as soon as administratively practicable.

18.2 Certain Administrator Changes. Without stockholder consent and without limiting Section 18.1, the Administrator will be entitled to change the Offering Periods and any Purchase Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange rate applicable to amounts withheld in a currency other than U.S. dollars, permit Contributions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed Contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.

18.3 Changes Due to Accounting Consequences. In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(a) amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;

(b) altering the Purchase Price for any Purchase Period or Offering Period including a Purchase Period or Offering Period underway at the time of the change in Purchase Price;

(c) shortening any Purchase Period or Offering Period by setting a New Exercise Date, including a Purchase Period or Offering Period underway at the time of the Administrator action;

(d) reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; and

(e) reducing the maximum number of shares of Common Stock a Participant may purchase during any Purchase Period or Offering Period.

Such modifications or amendments will not require stockholder approval or the consent of any Participants.

19. Conditions Upon Issuance of Shares.

19.1 Legal Compliance. Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

19.2 Investment Representations. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required.

20. Term of Plan. The Plan will become effective upon the later to occur of (a) its adoption by the Board or (b) the business day immediately prior to the Registration Date. It will continue in effect for a term of twenty (20) years, unless sooner terminated under Section 18, provided that Section 3.2 relating to automatic share reserve increases will operate only until the ten (10) year anniversary of the earlier of the Board or stockholder approval of the Plan.

21. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

22. Interest. No interest will accrue on the Contributions of a participant in the Plan, except as may be required by Applicable Laws, as determined by the Company, and if so required by the laws of a particular jurisdiction, will apply, with respect to Offerings under the 423 Component, to all Participants in the relevant Offering, except to the extent otherwise permitted by U.S. Treasury Regulations Section 1.423‑2(f).

23. No Effect on Employment. Neither the Plan nor any option under the Plan will confer upon any Participant any right with respect to continuing the Participant’s employment with the Company or its Subsidiaries or Parents, as applicable, nor will they interfere in any way with the Participant’s right or the right of the Company and its Subsidiaries or Parents, as applicable, to terminate such employment relationship at any time, free from any liability or any claim under the Plan.

24. Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

25. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

26. Legal Construction.

26.1 Gender and Number. Except where otherwise indicated by the context, any feminine term used herein also will include the masculine and any masculine term used herein also will include the feminine; the plural will include the singular and the singular will include the plural.

26.2 Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality, or unenforceability will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal, or unenforceable provision had not been included.

26.3 Governing Law. The Plan will be governed by, and construed in accordance with, the laws of the State of Delaware, but without regard to its conflict of law provisions.

26.4 Headings. Headings are provided herein for convenience only, and will not serve as a basis for interpretation of the Plan.

27. Compliance with Applicable Laws. The terms of this Plan are intended to comply with all Applicable Laws and will be construed accordingly.

EXHIBIT A

NETSKOPE, INC.

2025 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

_____ Original Application Offering Date: _________________

_____ Change in Payroll Deduction Rate

1. ____________________ hereby elects to participate in the Netskope, Inc. 2025 Employee Stock Purchase Plan (the “Plan”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Plan. Any capitalized terms not specifically defined in this Subscription Agreement will have the meaning ascribed to them under the Plan.

2. I hereby authorize and consent to payroll deductions from each paycheck in the amount of ____% of my Compensation on each payday (from 1% to 15%) during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.) I understand that only my first, one election to decrease the rate of my payroll deductions may be applied with respect to an ongoing Offering Period in accordance with the terms of the Plan, and any subsequent election to decrease the rate of my payroll deductions during the same Offering Period, and any election to increase the rate of my payroll deductions during any Offering Period, will not be applied to the ongoing Offering Period.

3. I understand that said payroll deductions will be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option and purchase Common Stock under the Plan. I further understand that if I am outside of the U.S., my payroll deductions will be converted to U.S. dollars at an exchange rate selected by the Company on the purchase date.

4. I have received a copy of the complete Plan and its accompanying prospectus. I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

5. Shares of Common Stock purchased for me under the Plan should be issued in the name(s) of Eligible Employee (unless the Eligible Employee otherwise designates for the shares to be issued in the names of Eligible Employee and such Eligible Employee’s spouse in a manner prescribed by the Administrator).

6. If I am a U.S. taxpayer, I understand that if I dispose of any shares received by me pursuant to the Plan within two (2) years after the Offering Date (the first day of the Offering Period during which I purchased such shares) or one (1) year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price that I paid for the shares. I hereby agree to notify the Company in writing within thirty (30) days after the date of any disposition of my shares and I will make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the two (2) year and one (1) year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (b) fifteen percent (15%) of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7. For employees that may be subject to tax in non U.S. jurisdictions, I acknowledge and agree that, regardless of any action taken by the Company or any Designated Company with respect to any or all income tax, social security, social insurances, National Insurance Contributions, payroll tax, fringe benefit, or other tax‑related items related to my participation in the Plan and legally applicable to me including, without limitation, in connection with the grant of such options, the purchase or sale of shares of Common Stock acquired under the Plan and/or the receipt of any dividends on such shares (“Tax‑Related Items”), the ultimate liability for all Tax‑Related Items is and remains my responsibility and may exceed the amount actually withheld by the Company or a Designated Company. Furthermore, I acknowledge that the Company and/or any Designated Company (a) make no representations or undertakings regarding the treatment of any Tax‑Related Items in connection with any aspect of the options under the Plan and (b) do not commit to and are under no obligation to structure the terms of the grant of options or any aspect of my participation in the Plan to reduce or eliminate my liability for Tax‑Related Items or achieve any particular tax result. Further, if I have become subject to tax in more than one jurisdiction between the date of my enrollment and the date of any relevant taxable or tax withholding event, as applicable, I acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax‑Related Items in more than one jurisdiction.

Prior to the purchase of shares of Common Stock under the Plan or any other relevant taxable or tax withholding event, as applicable, I agree to make adequate arrangements satisfactory to the Company and/or the applicable Designated Company to satisfy all Tax‑Related Items. In this regard, I authorize the Company and/or the applicable Designated Company, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax‑Related Items by one or a combination of the following: (a) withholding from my wages or Compensation paid to me by the Company and/or the applicable Designated Company; or (b) withholding from proceeds of the sale of the shares of Common Stock purchased under the Plan either through a voluntary sale or through a mandatory sale arranged by the Company (on my behalf pursuant to this authorization). Depending on the withholding method, the Company may withhold or account for Tax‑Related Items by considering applicable maximum withholding rates, in which case I will receive a refund of any over‑withheld amount in cash and will have no entitlement to the Common Stock equivalent.

Finally, I agree to pay to the Company or the applicable Designated Company any amount of Tax‑Related Items that the Company or the applicable Designated Company may be required to withhold as a result of my participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to purchase shares of Common Stock under the Plan on my behalf and/or refuse to issue or deliver the shares or the proceeds of the sale of shares if I fail to comply with my obligations in connection with the Tax‑Related Items.

8. By electing to participate in the Plan, I acknowledge, understand and agree that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent provided for in the Plan;

(b) all decisions with respect to future grants under the Plan, if applicable, will be at the sole discretion of the Company;

(c) the grant of options under the Plan will not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company, or any Designated Company, and will not interfere with the ability of the Company or any Designated Company, as applicable, to terminate my employment (if any);

(d) I am voluntarily participating in the Plan;

(e) the options granted under the Plan and the shares of Common Stock underlying such options, and the income and value of same, are not intended to replace any pension rights or compensation;

(f) the options granted under the Plan and the shares of Common Stock underlying such options, and the income and value of same, are not part of my normal or expected compensation for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end‑of‑service payments, bonuses, long‑service awards, pension or retirement benefits or similar payments;

(g) the future value of the shares of Common Stock offered under the Plan is unknown, indeterminable and cannot be predicted with certainty;

(h) the shares of Common Stock that I acquire under the Plan may increase or decrease in value, even below the Purchase Price;

(i) no claim or entitlement to compensation or damages will arise from the forfeiture of options granted to me under the Plan as a result of the termination of my status as an Eligible Employee (for any reason whatsoever, and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any) and, in consideration of the grant of options under the Plan to which I am otherwise not entitled, I irrevocably agree never to institute a claim against the Company, or any Designated Company, waive my ability, if any, to bring such claim, and release the Company, and any Designated Company from any such claim that may arise; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, I will be deemed irrevocably to have agreed to not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim; and

(j) in the event of the termination of my status as an Eligible Employee (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any), my right to participate in the Plan and any options granted to me under the Plan, if any, will terminate effective as of the date that I am no longer actively employed by the Company or one of its Designated Companies and, in any event, will not be extended by any notice period mandated under the employment laws in the jurisdiction in which I am employed or the terms of my employment agreement, if any (e.g., active employment would not include a period of “garden leave” or similar period pursuant to the employment laws in the jurisdiction in which I am employed or the terms of my employment agreement, if any); the Company will have the exclusive discretion to determine when I am no longer actively employed for purposes of my participation in the Plan (including whether I may still be considered to be actively employed while on a leave of absence).

9. I understand that the Company and/or any Designated Company may collect, where permissible under applicable law certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all options granted under the Plan or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in my favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. I understand that Company may transfer my Data to the United States, which is not considered by the European Commission to have data protection laws equivalent to the laws in my country. I understand that the Company will transfer my Data to its designated broker, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. I understand that the recipients of the Data may be located in the United States or elsewhere, and that a recipient’s country of operation (e.g., the United States) may have different, including less stringent, data privacy laws that the European Commission or my jurisdiction does not consider to be equivalent to the protections in my country. I understand that I may request a list with the names and addresses of any potential recipients of the Data by contacting my local human resources representative. I authorize the Company, the Company’s designated broker and any other possible recipients which may assist the Company with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing my participation in the Plan. I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the Plan. I understand that that I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local human resources representative. Further, I understand that I am providing the consents herein on a purely voluntary basis. If I do not consent, or if I later seek to revoke my consent, my employment status or career with the Company or any Designated Company will not be adversely affected; the only adverse consequence of refusing or withdrawing my consent is that the Company would not be able to grant me options under the Plan or other equity awards, or administer or maintain such awards. Therefore, I understand that refusing or withdrawing my consent may affect my ability to participate in the Plan. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources representative.

If I am an employee outside the U.S., I understand that in accordance with applicable law, I have the right to access, and to request a copy of, the Data held about me. I also understand that I have the right to discontinue the collection, processing, or use of my Data, or supplement, correct, or request deletion of my Data. To exercise my rights, I may contact my local human resources representative.

I hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of my personal data as described herein and any other Plan materials by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing my participation in the Plan. I understand that my consent will be sought and obtained for any processing or transfer of my data for any purpose other than as described in the enrollment form and any other plan materials.

10. If I have received the Subscription Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, subject to applicable laws.

11. The provisions of the Subscription Agreement and these appendices are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions nevertheless will be binding and enforceable.

12. Notwithstanding any provisions in this Subscription Agreement, I understand that if I am working or resident in a country other than the United States, my participation in the Plan also will be subject to the additional terms and conditions set forth on Appendix A and any special terms and conditions for my country set forth on Appendix A. Moreover, if I relocate to one of the countries included in Appendix A, the special terms and conditions for such country will apply to me to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix A constitutes part of this Subscription Agreement and the provisions of this Subscription Agreement govern each Appendix (to the extent not superseded or supplemented by the terms and conditions set forth in the applicable Appendix).

13. I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

Employee’s Social
Security Number
(for U.S.‑based employees):

Employee’s Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT WILL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:
Signature of Employee

EXHIBIT B

NETSKOPE, INC.

2025 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

The undersigned Participant in the Offering Period of the Netskope, Inc. 2025 Employee Stock Purchase Plan (the “Plan”) that began on ____________, ______ (the “Offering Date”) hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be terminated automatically. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned will be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement. Capitalized terms not otherwise defined herein will have the meaning ascribed to them under the Plan.

Name and Address of Participant:

Signature:

Date:

Netskope, Inc.

2025 Employee Stock Purchase Plan

Additional Terms and Conditions of Participation

By completing the online enrollment and payroll deduction authorization process to participate in the Netskope, Inc. 2025 Employee Stock Purchase Plan (the “Plan”), you are agreeing to the terms and conditions of the Plan and these Additional Terms and Conditions of Participation, including any terms and conditions for your country set forth in any appendices hereto (the “Appendices”) (collectively, the “Terms and Conditions”). Capitalized terms not explicitly defined herein but defined in the Plan shall have the meanings set forth in the Plan.

1. Review of the Plan and Plan Prospectus. You acknowledge that you have received a copy of the Plan and its accompanying prospectus.

2. Payroll Deduction Authorization. You understand that you may participate in the Plan through Contributions to be made from each of your paychecks in a whole percentage of your Compensation up to 15% (minimum 1%). You have designated your rate of Contributions in your online enrollment and you authorize the Company or, if different, the Designated Company employing you (the “Employer”) to make payroll deductions on your behalf at the designated rate. You understand that the Plan is a voluntary plan and acknowledge that any payroll deductions you elect to contribute are made on an entirely voluntary basis. You acknowledge that a lesser percentage of your Compensation than indicated by you may be contributed if necessary to comply with applicable laws (in particular, applicable laws related to minimum salary requirements). Further, you agree to execute a separate payroll deduction authorization agreement or consent that may be required by the Company or the Employer, either now or in the future, in connection with your payroll deductions under the Plan. You understand that you will not be able to participate in the Plan if you fail to execute any such consent or agreement.

3. Continuous Enrollment. You understand and agree that once you are enrolled in the Plan, you will be automatically re-enrolled in subsequent Offerings at the Contribution percentage most recently entered by you, unless (i) the Plan terminates, (ii) you withdraw from the Plan or (iii) you terminate employment with the Company or the Employer, as applicable, or you are otherwise no longer eligible to participate in the Plan. Participation in any subsequent Offering under the Plan will be governed by the terms and conditions of the Plan and the Terms and Conditions in effect at the beginning of such Offering.

4. Accumulation of Contributions and Purchase of Shares of Common Stock. You understand that Contributions will be accumulated for the purchase of shares of Common Stock at the applicable purchase price determined in accordance with the Plan. You understand that if you do not become ineligible to participate in the Plan or otherwise withdraw from an Offering, any accumulated Contributions will be used to automatically exercise your option and purchase shares of Common Stock under the Plan.

5. Withholding Obligations.

(a) Regardless of any action taken by the Company or the Employer, as applicable, with respect to any income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items associated with the grant, vesting, or exercise of the options or sale of the underlying Common Stock or other tax-related items related to your participation in the Plan and legally applicable to you or deemed applicable to you (the “Tax-Related Items”), you hereby acknowledge and agree that the Tax-Related Items are your ultimate responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. You further acknowledge that the Company and the Employer (i) make no representations or undertakings regarding any Tax-Related Items in connection with any aspect of the options, including, but not limited to, the grant or exercise of the option, the issuance of Common Stock pursuant to such exercise, the subsequent sale of shares of Common Stock, and the payment of any dividends on the Common Stock; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the option to reduce or eliminate your Tax-Related Items or achieve a particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, you authorize the Company and the Employer to satisfy any applicable withholding obligations or rights with regard to the Tax-Related Items by one or a combination of the following: (i) causing you to pay any portion of the Tax-Related Items in cash or cash equivalent in a form acceptable to the Company; (ii) withholding from your wages or other cash compensation payable to you by the Company or the Employer; (iii) withholding from proceeds of the sale of shares of Common Stock acquired under the Plan, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization without further consent); (iv) withholding a sufficient number of whole shares of Common Stock following the exercise of your options having an aggregate value sufficient to pay the Tax-Related Items; provided, however, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Board or the Committee of the Board; and/or (v) any other method determined by the Company to be in compliance with Applicable Law. Furthermore, you agree to pay the Company or the Employer any amount the Company or the Employer may be required to withhold, collect, or pay as a result of your participation in the Plan that cannot be satisfied by the means previously described. In the event it is determined that the amount of the Tax-Related Items was greater than the amount withheld by the Company and/or the Employer (as applicable), you agree to indemnify and hold the Company and/or the Employer (as applicable) harmless from any failure by the Company or the Employer to withhold the proper amount.

(c) The Company may withhold or account for your Tax-Related Items by considering statutory or other withholding rates applicable in your jurisdiction(s), including (i) maximum applicable rates in your jurisdiction(s), in which case you may receive a refund of any over-withheld amount in cash (whether from applicable tax authorities or the Company) and you will have no entitlement to the equivalent amount in Common Stock or (ii) minimum or such other applicable rates in your jurisdiction(s), in which case you may be solely responsible for paying any additional Tax-Related Items to the applicable tax authorities or to the Company and/or the Employer. If the Tax-Related Items are satisfied by withholding shares of Common Stock, for tax purposes, you are deemed to have been issued the full number of shares of Common Stock subject to the exercised options, notwithstanding that a number of the shares of Common Stock is held back solely for the purpose of paying such Tax-Related Items.

(d) You acknowledge that you may not participate in the Plan and the Company shall have no obligation to issue or deliver to you shares of Common Stock in respect of the options, or proceeds of the sale of shares of Common Stock, until you have fully satisfied your obligations in connection with the Tax-Related Items, as determined by the Company.

6. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying shares of Common Stock. You should consult with your own personal tax, financial and/or legal advisors regarding your participation in the Plan before taking any action related to the Plan.

7. Data Privacy. In order for the Company to administer the options and your participation in the Plan, the Company must collect, process and transfer certain of your personal data, as further described in Appendix A to the Additional Terms and Conditions of Participation. Appendix A constitutes part of the Terms and Conditions.

8. Governing Law. The Terms and Conditions and any controversy arising out of or relating to the Plan shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to conflict of laws principles that would result in the application of any law other than the law of the State of Delaware.

9. Waiver. You acknowledge that a waiver by the Company of any provision, or breach thereof, of the Terms and Conditions on any occasion shall not operate or be construed as a waiver of such provision on any other occasion or as a waiver of any other provision of the Terms and Conditions, or of any subsequent breach by you or any other Participant.

10. Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, on the options and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

11. Severability. If any part of the Terms and Conditions or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of the Terms and Conditions or the Plan not declared to be unlawful or invalid. Any section of the Terms and Conditions (or part of such a section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such section or part of a section to the fullest extent possible while remaining lawful and valid.

12. Country-Specific Provisions. The option shall be subject to any additional or different terms and conditions set forth in Appendix B to the Additional Terms and Conditions of Participation. Moreover, if you relocate to one of the countries included in Appendix B, the additional or different terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix B constitutes part of the Terms and Conditions.

* * *

By your electronic enrollment in the Plan and acceptance of the Terms and Conditions and your participation in the Plan, you agree that the options are granted under and governed by the terms and conditions of the Plan and the Terms and Conditions. You understand that your participation in any subsequent Offering will be governed by the Plan and the Terms and Conditions in effect at the beginning of such Offering.

Further, by your electronic enrollment in the Plan and acceptance of the Terms and Conditions and your participation in the Plan, you declare, without limitation, your consent to the personal data collection, use and processing operations and to the transfer of your personal data as described in Appendix A to the Additional Terms and Conditions of Participation.

Netskope, Inc.

2025 Employee Stock Purchase Plan

Appendix A to the Additional Terms and Conditions of Participation

This Appendix A forms part of the Terms and Conditions. Capitalized terms used but not defined in this Appendix A have the meanings set forth in the Plan and/or in the Additional Terms and Conditions of Participation.

Data Privacy Consent

You hereby voluntarily and unambiguously consent to the collection, use and transfer, in electronic or other form, of Personal Data (as defined below), by and among, as applicable, the Company, the Employer and any Designated Company for the exclusive purpose of implementing, administering and managing your participation in the Plan.

If you are based in the European Union (“EU”), the European Economic Area (“EEA”), Switzerland, or the United Kingdom (collectively, “EEA+”), Netskope, Inc., with its registered office at 2445 Augustine Drive, 3rd Floor, Santa Clara, CA 95054 U.S.A. is the controller responsible for the processing of your Personal Data in connection with the Plan. The Company's representative in the United Kingdom is Netskope UK LTD. with its primary office located at Suite 4, 7th Floor, 50 Broadway, London, SW1H 0BD, United Kingdom. For more information regarding the Company's representative in your country, you can contact privacy@netskope.com.

(a) Data Collection and Usage. The Company collects, processes and uses certain personal information about you, including, but not limited to, your name, home address, telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all options over shares of Common Stock or any other entitlement to shares of Common stock or equivalent benefits awarded, cancelled, exercised, purchased, vested, unvested or outstanding in your favor, which the Company receives from you or the Employer (“Personal Data”), for the legitimate purpose of implementing, administering and managing the Plan. Where required, the legal basis for the collection and processing of Personal Data is your consent.

(b) Stock Plan Administration and Service Provides. The Company may transfer Personal Data to E*TRADE Securities LLC and/or Morgan Stanley Smith Barney LLC (each, an “administrator”), each of which is an independent service provider based in the U.S., which is assisting the Company with the implementation, administration and management of the Plan. Administrators may open an account for you to receive and, when applicable, trade shares of Common Stock. You may be asked to acknowledge, or agree to, separate terms and data processing practices with any administrator, with such acknowledgement or agreement being a condition to your ability to participate in the Plan.

(c) International Data Transfers. Personal Data will be transferred from your country to the U.S., where the Company and its service providers are based. You understand and acknowledge that the U.S. has enacted data privacy laws that are different from those applicable in your country of residence. Where required, the legal basis for the transfer of Personal Data to the U.S. is your consent.

(d) Data Retention. The Company will use Personal Data only as long as necessary to implement, administer and manage your participation in the Plan or as required to comply with legal or regulatory obligations, including, without limitation, under tax and securities laws. When the Company no longer needs Personal Data for any of the above purposes, the Company will cease to use Personal Data and remove it from its systems. If the Company keeps Personal Data longer (including possibly after your termination of employment), it would be to satisfy legal or regulatory obligations.

(e) Data Subject Rights. You understand that you may have a number of rights under data privacy laws in your jurisdiction. Subject to the conditions set out in the Applicable Law and depending on where you are based, such rights may include the right to (i) request access to, or copies of, Personal Data processed by the Company, (ii) rectification of incorrect Personal Data, (iii) deletion of Personal Data, (iv) restrictions on the processing of Personal Data, (v) object to the processing of Personal Data for legitimate interests, (vi) portability of Personal Data, (vii) lodge complaints with competent authorities in your jurisdiction, and/or to (viii) receive a list with the names and addresses of any potential recipients of Personal Data. To receive clarification regarding these rights or to exercise these rights, you can contact privacy@netskope.com.

(f) Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and you are providing the consents herein on a voluntary basis. You understand that you may, at any time, refuse or withdraw the consents herein, in any case without cost, by contacting in writing privacy@netskope.com. If you do not consent or later seek to revoke your consent, your employment relationship with the Company or the Employer will not be affected. The only consequence of refusing or withdrawing consent is that the Company would not be able to allow you to participate in the Plan. You understand that the Personal Data will still be processed in relation to your employment relationship for record-keeping purposes. For more information on the consequences of refusal to consent or withdrawal of consent, you should contact privacy@netskope.com.

Netskope, Inc.

2025 Employee Stock Purchase Plan

Appendix B to the Additional Terms and Conditions of Participation

Country-Specific Provisions For Participants Outside the U.S.

This Appendix B forms part of the Terms and Conditions. Capitalized terms used but not defined in this Appendix B have the meanings set forth in the Plan and/or in the Additional Terms and Conditions of Participation.

Terms and Conditions

This Appendix B forms part of the Terms and Conditions and includes additional or different terms and conditions that govern the options granted to you under the Plan if you reside and/or work in one of the jurisdictions listed below.

If you are a citizen or resident (or are considered as such for local law purposes) of a country other than the country in which you are currently residing and/or working, or if you relocate to another country after the grant of the options, the Company shall, in its discretion, determine to what extent the special terms and conditions contained herein shall be applicable to you.

Notifications

This Appendix B may also include information regarding securities, exchange control and certain other issues of which you should be aware with respect to participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of August 2025. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information in this Appendix B as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time the options are exercised and you acquire shares of Common Stock or you sell shares of Common Stock acquired under the Plan.

In addition, the information contained below is general in nature and may not apply to your particular situation and, as a result, the Company is not in a position to assure you of any particular result. Accordingly, you should seek appropriate professional advice as to how the relevant laws in your country may apply to your individual situation.

Finally, if you are a citizen or resident (or are considered as such for local law purposes) of a country other than the country in which you are currently residing and/or working, or if you relocate to a different country after the grant of the options, the information contained in this Appendix B may not be applicable to you in the same manner.

All Countries Outside the United States

Nature of Grant. By accepting the options, you acknowledge, understand and agree that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b) no Subsidiary or affiliate of the Company (including, but not limited to, the Employer) has any obligation to make any payment of any kind to you under the Terms and Conditions and any rights you may have under the Terms and Conditions may be raised only against the Company and not any Subsidiary or affiliate of the Company (including, but not limited to, the Employer);

(c) the grant of the options is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;

(d) all decisions with respect to future options or other grants, if any, will be at the sole discretion of the Company;

(e) the grant of the options and your participation in the Plan will not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company or the Employer, and will not interfere with the right of the Company or the Employer, as applicable, to terminate your employment;

(f) you are voluntarily participating in the Plan;

(g) the options and any shares Common Stock subject acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;

(h) the options and any shares of Common Stock acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation for purposes of, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;

(i) unless otherwise agreed with the Company in writing, the options and the Common Stock subject to the options, and the income from and value of same, are not granted as consideration for, or in connection with, the service you may provide as a director of a Subsidiary or affiliate of the Company;

(j) the future value of the underlying shares of Common Stock is unknown, indeterminable and cannot be predicted with certainty; if you acquire shares of Common Stock pursuant to the exercise of the option, the value of the shares may increase or decrease, even below the Purchase Price;

(k) no claim or entitlement to compensation or damages shall arise from forfeiture of the options resulting from the termination of your employment (for any reason whatsoever, whether or not later found to be invalid or in breach of employment or labor laws in the jurisdiction where you are employed or the terms of your employment agreement, if any) or from the application of any clawback or recoupment policy adopted by the Company or imposed by Applicable Law;

(l) for purposes of the options, your employment will be considered terminated as of the date you are no longer actively providing services to the Company, the Employer or any Designated Company (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment or labor laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and such date will not be extended by any notice period (e.g., your period of employment would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment or labor laws in the jurisdiction where you are employed or the terms of your employment agreement, if any); the Board or, if delegated pursuant to Section 4 of the Plan, the Committee, shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of the options (including whether you may still be considered to be providing services while on a leave of absence); and

(m) neither the Company, the Employer nor any other Designated Company will be liable for any foreign exchange rate fluctuation between your local currency and the U.S. dollar that may affect the value of the options or of any amounts due to you pursuant to the exercise of the options and the acquisition of shares of Common Stock or the subsequent sale of any shares Common Stock acquired upon exercise.

Language. You acknowledge and represent that you are sufficiently proficient in the English language, or have consulted with an advisor who is sufficiently proficient in the English language, so as to enable you to understand the provisions of the Terms and Conditions and the Plan. If you have received this document or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise required by Applicable Law.

Foreign Asset/Account, Exchange Control and Tax Reporting. You acknowledge that, depending on your country, there may be certain foreign asset and/or account reporting requirements or exchange control restrictions which may affect your ability to acquire or hold the option or the shares of Common Stock or cash received from participating in the Plan (including proceeds from the sale of shares and dividends paid on shares) in a brokerage or bank account outside your country. You may be required to report such accounts, assets or related transactions to the tax or other authorities in your country. You also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to your country through a designated bank or broker and/or within a certain time after receipt. You acknowledge that you are responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult your personal legal and tax advisors on this matter.

Insider Trading Restrictions/Market Abuse Laws. You may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including but not limited to the United States and your country, which may affect your ability to accept, acquire, sell or otherwise dispose of shares of Common Stock, rights to shares of Common Stock (e.g., options) or rights linked to the value of shares of Common Stock during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment orders you placed before you possessed inside information. Furthermore, you could be prohibited from (i) disclosing the inside information to any third party, and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. You should keep in mind third parties includes fellow employees and service providers. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. You acknowledge that it is your responsibility to comply with any applicable restrictions and you should speak with your personal legal advisor on this matter.

Venue. For purposes of any action, lawsuit or other proceedings brought to enforce the Terms and Conditions, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of Santa Clara, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

Country-Specific Provisions

Australia

Notifications

Tax Information. It is intended that Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies to the options granted under the Plan, such that the options will be subject to deferred taxation.

Securities Law Information. The Company is pleased to provide you with this offer to participate in the Plan. This offer is being made under Division 1A of Part 7.12 of the Australian Corporations Act 2001 (Cth) (the “Corporations Act”). For the purposes of that Division, the Additional Terms and Conditions of Participation, including this Appendix B, are to be regarded as an “ESS Offer Document”.

The information in this ESS Offer Document is general information only. It is not advice or information that takes into account your objectives, financial situation and needs. You should consider obtaining your own financial product advice from a person who is licensed by the Australian Securities and Investments Commission (“ASIC”) to give such advice.

Additional Documents

In addition to the information set out in the Additional Terms and Conditions of Participation, including this Appendix B, you are also being provided with copies of the following documents:

(a) the Plan;

(b) the Plan prospectus; and

(c) FAQs.

(collectively, the “Additional Documents”).

The Additional Documents provide further information to help you make an informed investment decision about participating in the Plan. Neither the Plan nor the Plan prospectus is a prospectus for the purposes of the Corporations Act.

You should not rely on any oral statements made in relation to this offer. You should rely only on the statements contained in the Additional Terms and Conditions of Participation, including this Appendix B, and the Additional Documents when considering participation in the Plan.

General Information Only

The information herein is general information only. It is not advice or information that takes into account Australian Participants’ objectives, financial situation and needs.

You should consider obtaining your own financial product advice from a person who is licensed by ASIC to give such advice.

Risk Factors for Australian Residents

Investment in shares of Common Stock involves a degree of risk. Eligible Employees who elect to participate in the Plan should monitor their participation and consider all risk factors relevant to the purchase of shares under the Plan as set forth below and in the Additional Documents.

You should have regard to risk factors relevant to investment in securities generally and, in particular, to holding shares of Common Stock. For example, the price at which an individual share of Common Stock is quoted on the Nasdaq Global Select Market may increase or decrease due to a number of factors. There is no guarantee that the price of a share of Common Stock will increase. Factors that may affect the price of an individual share of Common Stock include fluctuations in the domestic and international market for listed stocks, general economic conditions, including interest rates, inflation rates, commodity and oil prices, changes to government fiscal, monetary or regulatory policies, legislation or regulation, the nature of the markets in which the Company operates and general operational and business risks.

More information about potential factors that could affect the Company’s business and financial results will be included in the Company’s Registration Statement on Form S-1 and subsequently, in its most recent Quarterly Report on Form 10-Q and, when available, Annual Report on Form 10-K. Copies of these reports are available at http://www.sec.gov/, on the Company’s website at https://www.netskope.com/ under “Investor Relations” or other similar tab, and upon request to the Company.

In addition, you should be aware that the Australian dollar (“AUD”) value of any shares of Common Stock purchased under the Plan will be affected by the USD/AUD exchange rate. Participation in the Plan involves certain risks related to fluctuations in this rate of exchange.

Common Stock in a U.S. Corporation

Common stock of a U.S. corporation is analogous to ordinary shares of an Australian corporation. Each holder of a share of Common Stock is entitled to one vote. Further, shares of Common Stock are not liable to any further calls for payment of capital or for other assessment by the Company and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.

Ascertaining the Market Price of Shares

You may ascertain the current market price of an individual share of Common Stock as traded on the Nasdaq Global Select Market under the symbol “NTSK” at: https://www.nasdaq.com/market-activity/index/nqgs. The AUD equivalent of that price can be obtained at: https://www.rba.gov.au/statistics/frequency/exchange-rates.html.

This will not be a prediction of the market price of an individual share of Common Stock when such shares are purchased under the Plan or of the applicable exchange rate on the Exercise Date.

Ascertaining the Purchase Price of Shares

Unless otherwise determined by the Board, the Purchase Price for a share of Common Stock will be the lesser of (i) 85% of the Fair Market Value of such share of Common Stock on the Enrollment Date, and (ii) 85% of the Fair Market Value of such share of Common Stock on the applicable Exercise Date.

The Purchase Price is denominated in USD. The AUD equivalent of the Purchase Price will change with fluctuations in the USD/AUD exchange rate.

By way of example only, if the date of this offer were the Exercise Date, then the AUD equivalent of the Purchase Price would be 85% of the closing price of a share of Common Stock on the Nasdaq Global Select Market on the date of this offer, divided by the applicable USD/AUD exchange rate.

As noted in above, indicative USD/AUD exchange rates can be obtained at: http://www.rba.gov.au/statistics/frequency/exchange-rates.html.

Please note that this is only an indicative example of how the AUD equivalent of the Purchase Price may be calculated based on the assumption that the date of this offer is the relevant date for purposes of this calculation. The actual Purchase Price of a share of Common Stock under the Plan will depend on the closing price of a share of Common Stock on the Nasdaq Global Select Market on the Exercise Date, and the AUD equivalent of the Purchase Price will depend on the actual exchange rate applied when converting payroll deductions for purposes of purchasing shares on the Exercise Date.

Statutory Terms and Conditions. As noted above, this offer is being made under Division 1A of Part 7.12 of the Corporations Act. To comply with that Division, the following terms and conditions are included:

1. Enrollment period

A new Offering Period under the Plan generally begins on March 1 and September 1 each year within which there are two Purchase Periods of approximately six months in duration. Enrollment periods for such Offering Periods generally begin February 1 and August 1 each year and remain open for a 10 day period (the “Enrollment Period”), as described in the Additional Documents. You may accept this offer at any time during an Enrollment Period.

2. Acquisition of options and shares
You cannot acquire any options or any shares of Common Stock until at least 14 days after receiving this ESS Offer Document.
3. ESS contribution plan terms

The Plan is an ESS contribution plan for the purposes of Division 1A of Part 7.12 of the Act. Accordingly, the following terms are included:

(a) The Plan allows you to elect to have regular deductions made from your wages or salary for the purpose of acquiring shares of Common Stock.

(b) Before you acquire any shares of Common Stock under this offer, any such deductions will be held on trust in an account with an Australian Authorized Deposit-Taking Institution that is kept solely for that purpose.

(c) You may to elect to discontinue the deductions at any time.

(d) If you do so elect:

(i) any deductions from your wages or salary will cease, and any deductions made after the election will be repaid to you, within 45 days of the election; and

(ii) the amount of the deductions or payments standing, at the time when your election is made, to the credit of the account for you will be repaid to you within 45 days of the election.

(e) You must agree in writing (which may be electronic) to the terms of the Plan before participating in the Plan.
4. Terms relating to disclosure

This offer is also subject to various terms relating to accurate disclosure. Broadly, under those terms the Company must ensure that this ESS Offer Document and the terms of the offer do not contain any misleading or deceptive statements. If you suffer loss or damage because of a contravention of any of those terms, then subject to certain limitations you can recover the amount of the loss or damage.

A full description of these terms can be found in:

● sections 1100Z(1)(a), (b), (d) and (f), and section 1100Z(2), of the Corporations Act, setting out mandatory terms regarding accurate disclosure (noting that section 1100Z(1)(b) has been modified by ASIC Instrument 2022/1021); and

● section 1100Z(3) of the Corporations Act, limiting your ability to recover for loss or damage in certain circumstances.

All of the above terms are incorporated as terms of this offer, and you can find complete descriptions of these terms at the following links:

CORPORATIONS ACT 2001 - SECT 1100Z Terms of the offer--misleading statements and omissions (austlii.edu.au)

ASIC Corporations (Employee Share Schemes) Instrument 2022/1021 (legislation.gov.au)

In addition, upon request, a copy of this ESS Offer Document, as supplemented to include the above terms in their entirety, will be provided to you.

Austria

Terms and Conditions

Interest Waiver. By enrolling in the Plan and accepting the Terms and Conditions, you unambiguously consent to waive your right to any interest with respect to Contributions accumulated for you during any Purchase Period.

Amount of Contribution. Your individual Contributions are subject to compliance with the minimum salary and minimum subsistence level provisions under Applicable Laws in Austria. The Company and/or the Employer, at their discretion, may limit the amount of your Contributions to comply with such requirements.

Notifications

Exchange Control Information. If you hold securities (including shares of Common Stock acquired under the Plan outside Austria, even if you hold them outside of Austria with an Austrian bank) or cash (including proceeds from the sales of shares of Common Stock), you understand you must submit quarterly reports to the Austrian National Bank. An exemption applies if the value of the shares held outside Austria of any quarter does not exceed EUR 5,000,000. The deadline for filing the quarterly report is the 15th of the month following the end of the respective quarter.

If you sell shares of Common Stock or receive any cash dividends, there may be exchange control obligations if the cash received is held outside Austria, as a separate reporting requirement applies to any non-Austrian cash accounts. If the transaction volume of all of your cash accounts abroad exceeds EUR 10,000,000, the movements and the balance of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month, on the prescribed forms.

Belgium

Notifications

Foreign Asset/Account Reporting Information. You are required to report any securities (e.g., shares of Common Stock) or bank accounts (including brokerage accounts) held outside Belgium on your annual tax return. The first time you report the foreign security and/or bank accounts, you will have to provide the National Bank of Belgium Central Contact Point with the account number, the name of the bank and the country in which the account was opened in a separate form. The form, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the caption Kredietcentrales / Centrales des crédits.

Stock Exchange Tax. A stock exchange tax applies to transactions executed by you through a non-Belgian financial intermediary, such as a U.S. broker. The stock exchange tax likely will apply when shares of Common Stock acquired under the Plan are sold. You understand you should consult your personal tax or financial advisor for additional details.

Annual Securities Accounts Tax. An annual securities accounts tax may be payable if the total value of securities held in a Belgian or foreign securities account (e.g., shares of Common Stock acquired under the Plan) exceeds a certain threshold on four reference dates within the relevant reporting period (i.e., December 31, March 31, June 30 and September 30). Different payment obligations apply depending on whether the securities account is held with a Belgian or foreign financial institution. You understand you should consult your personal tax advisor for more information regarding your annual securities accounts tax payment obligations.

Brazil

Terms and Conditions

Authorization for Transmission of Funds. In addition to completing the online enrollment and payroll deduction authorization process, you agree to execute a letter of authorization and any other agreements or consents that may be required to enable the Employer or its designee to remit accumulated payroll deductions from Brazil to the United States for the purchase of shares of Common Stock under the Plan. You understand that if you fail to execute the letter of authorization or any other agreements or consents that may be required for the remittance of payroll deductions, you may not be able to participate in the Plan.

Compliance with Law. By accepting the terms of the options and participating in the Plan, you agree that you will comply with all applicable Brazilian laws and pay any and all Tax-Related Items associated with the purchase and sale of shares of Common Stock acquired pursuant to the Plan and the receipt of any dividends paid on such shares.

Nature of Grant. The following provision supplements the Nature of Grant section of this Appendix B:

By enrolling and participating in the Plan, you agree that (i) you are making an investment decision and (ii) the value of the shares of Common Stock is not fixed and may increase or decrease without compensation to you.

Notifications

Exchange Control Information. If you are a resident or domiciled in Brazil, you will be required to submit a declaration of assets and rights (including shares of Common Stock acquired under the Plan) held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than USD 1,000,000. You should consult your personal legal advisor to ensure compliance with the applicable reporting requirements.

Canada

Terms and Conditions

Termination of Employment. This provision replaces subsection (l) of the Nature of Grant provision of this Appendix B:

In the event of termination of your employment (for any reason whatsoever, whether or not later found to be invalid or in breach of Applicable Laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), your right to participate in the Plan, if any, will terminate effective as of the date you are no longer actually providing service to a Designated Company (the “Termination Date”). Unless explicitly required by applicable legislation, the Termination Date shall exclude and shall not be extended by any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under statute, contract, common/civil law or otherwise. Subject to Applicable Laws, the Board or, if delegated pursuant to Section 4 of the Plan, the Committee or a designated officer of the Company (or a designee of any of the foregoing) shall have exclusive discretion to determine when you are no longer actively providing services for purposes of the options (including whether you may still be considered to be providing services while on a leave of absence). You will not earn or be entitled to any pro-rated participation in the Plan if the Exercise Date falls after the Termination Date, nor will you be entitled to any compensation for the lost ability to participate in the Plan.

Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued participation during a statutory notice period, you acknowledge that your right to continue participating in the Plan, if any, will terminate effective as of the last day of your minimum statutory notice period, but you will not earn or be entitled to a pro-rata purchase if the Exercise Date falls after the end of your statutory notice period, nor will you be entitled to any compensation for your lost ability to purchase shares of Common Stock. For further clarity, any reference to a termination of your employment or a termination date under the Terms and Conditions or the Plan will be interpreted to mean the Termination Date.

Data Privacy. This provision supplements the Data Privacy provision of Appendix A:

You hereby authorize the Company or any Designated Company, including the Employer, and any agents or representatives to (i) discuss with and obtain all relevant information from all personnel, professional or non-professional, involved in the administration and operation of the Plan, and (ii) disclose and discuss any and all information relevant to the Plan with their advisors. You further authorize the Company or any Designated Company, including the Employer, and any agents or representatives to record such information and to keep such information in your file. If you are resident in Quebec, you acknowledge and agree that your personal information, including sensitive personal information, may be transferred or disclosed outside of the province of Quebec, including to the United States. You acknowledge and authorize the Company and other parties involved in the administration of the Plan to use technology for profiling purposes and to make automated decisions that may have an impact on you or the administration of the Plan.

The following provisions apply only if you reside in Quebec:

French Language Documents. A French translation of this document and certain other documents related to the options will be made available to you upon request and as soon as reasonably practicable thereafter.

Documents en Langue Française. Une traduction française de ce document et de certains autres documents relatifs aux options vous sera sur demande et dès que possible par la suite.

Notifications

Securities Law Information. The sale or other disposal of the shares of Common Stock acquired under the Plan may not take place within Canada. If the Common Stock is registered under the Securities Act, you will be permitted to sell shares of Common Stock acquired under the Plan through the designated broker appointed under the Plan, provided the resale of shares of Common Stock takes place outside Canada through the facilities of the exchange on which the shares of Common Stock are then listed. You should consult your personal legal advisor prior to selling shares of Common Stock to ensure compliance with any applicable requirements.

Foreign Asset/Account Reporting Information. You are required to report foreign property on form T1135 (Foreign Income Verification Statement) if the total cost of the foreign property exceeds CAD 100,000 at any time in the year. Foreign property includes shares of Common Stock acquired under the Plan and may include the options. The options must be reported--generally at a nil cost--if the CAD 100,000 cost threshold is exceeded because of other foreign property held. If shares of Common Stock are acquired, their cost generally is the adjusted cost base (“ACB”) of the shares. The ACB ordinarily would equal the fair market value of the shares at the time of acquisition, but if other shares of Common Stock are owned, this ACB may need to be averaged with the ACB of the other shares. The form T1135 generally must be filed by April 30 of the following year. You should consult your personal tax advisor to ensure compliance with the applicable reporting requirements.

Colombia

Terms and Conditions

Nature of Grant. This provision supplements the Nature of Grant provision of this Appendix B:

Pursuant to Article 128 of the Colombian Labor Code, the options and related benefits do not constitute a component of your “salary” for any legal purpose. Therefore, the options and related benefits will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amount which may be payable.

Notifications

Securities Law Information. The shares of Common Stock are not and will not be registered with the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the shares of Common Stock may not be offered to the public in Colombia. Nothing in the Terms and Conditions should be construed as the making of a public offer of securities in Colombia.

Exchange Control Information. Investments in shares outside of Colombia (including shares of Common Stock acquired under the Plan) are subject to registration before the Central Bank (Banco de la República) as foreign investment held abroad, regardless of value. In addition, all payments related to the liquidation of such investments must be transferred through the Colombian foreign exchange market (e.g., local banks), which includes the obligation of correctly completing and filing the appropriate foreign exchange form (declaración de cambio).

Foreign Asset/Account Reporting Information. Colombian residents must file an annual informative return with the local tax authority regarding the assets held abroad, which includes any shares of Common Stock acquired under the Plan (for every year the shares of Common Stock are held). This obligation is only applicable if the value of the assets held abroad exceeds 2,000 Tax Units.

Costa Rica

Terms and Conditions

Payroll Deduction Authorization. This provision supplements Section 2 (“Payroll Deduction Authorization”) of the Additional Terms and Conditions of Participation:

By accepting the options and participating in the Plan, you hereby expressly acknowledge that your authorization to the Employer to withhold a percentage of your Compensation, as indicated by you in your online enrollment, was given voluntarily for purposes of your participation in the Plan.

Czech Republic

Terms and Conditions

Payroll Deduction Authorization. This provision supplements Section 2 (“Payroll Deduction Authorization”) of the Additional Terms and Conditions of Participation:

By accepting the options and participating in the Plan, you expressly authorize the Employer to make payroll deductions from each of your paychecks in that percentage of your Compensation (from 1% to 15%) as you have designated in your online enrollment. Upon request of the Company or the Employer, you agree to execute a payroll deduction authorization form or any other agreements or consents that may be required by the Company or the Employer in connection with this authorization, either now or in the future. You understand that you will not be able to participate in the Plan if you fail to execute any such consent or agreement.

Notifications

Exchange Control Information. You may be required to notify the Czech National Bank that you acquired shares under the Plan and/or that you maintain a foreign account. Such notification will be required if the aggregate value of your foreign direct investments is CZK 2,500,000 or more, you have a certain threshold of foreign financial assets, or you are specifically requested to do so by the Czech National Bank. You should consult with your personal financial advisor regarding your reporting requirements.

Denmark

Terms and Conditions

Danish Stock Option Act. By participating in the Plan, you acknowledge that you have received an Employer Statement, translated into Danish, if you are entitled to receive one, which is provided to comply with the Danish Stock Option Act, as amended with effect from January 1, 2019.

Notifications

Foreign Asset/Account Reporting Information. If you establish an account holding shares of Common Stock or cash outside of Denmark, you must report the account and deposits on your annual tax return in the section on foreign affairs and income. You should consult your personal tax advisor to ensure compliance with the applicable reporting requirements.

SPECIAL NOTICE FOR EMPLOYEES IN DENMARK

EMPLOYER STATEMENT

Pursuant to Section 3(1) of the Danish Act on the Use of Rights to Purchase or Subscribe for Shares of Stock etc. in Employment Relationships as amended with effect from January 1, 2019 (the “Stock Option Act”), you are entitled to receive the following information regarding the options granted to you by Netskope, Inc. (the “Company”) under the Netskope, Inc. 2025 Employee Stock Purchase Plan (the “Plan”) in a separate written statement (the “Employer Statement”).

This Employer Statement contains information applicable to your participation in the Plan, as required under the Stock Option Act, while the other terms and conditions of the options are described in detail in the Plan and the Additional Terms and Conditions of Participation, all of which have been made available to you. Capitalized terms used but not defined herein shall have the same meanings given to them in the Plan or the Additional Terms and Conditions of Participation, as applicable.

1. Grant of Options and Election to Participate

Each Eligible Employee who decides to enroll in the Plan and become a Participant will be granted options at the beginning of each Offering.

SÆRLIG MEDDELELSE TIL MEDARBEJDERE I DANMARK

ARBEJDSGIVERERKLÆRING

I henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret til aktier m.v. i ansættelsesforhold som ændret med virkning fra 1. januar 2019 (“Aktieoptionsloven”) er Deltageren berettiget til i en særskilt skriftlig erklæring (“Arbejdsgivererklæringen”) at modtage følgende oplysninger om de aktieoptioner, som Deltageren har fået tildelt af Netskope, Inc. (“Selskabet”) i henhold til Netskope, Inc. 2025 Employee Stock Purchase Plan (“Planen”).

Denne Arbejdsgivererklæring indeholder oplysninger, som gælder for Deltagerens deltagelse i Planen, og som er krævet i henhold til Aktieoptionsloven. De øvrige kriterier og betingelser for aktieoptioner er nærmere beskrevet i Planen og i Additional Terms and Conditions (“Aftale”), som begge er gjort tilgængelige for Deltageren. Begreber, der står med stort begyndelsesbogstav i denne Arbejdsgivererklæring, men som ikke er defineret heri, har den i Planen eller Aftale anførte betydning.

1. Tildeling af aktieoptioner og beslutning om deltagelse

Hver Berettiget Medarbejder, der beslutter sig for at deltage i Planen og dermed bliver en Deltager, vil få tildelt aktieoptioner ved begyndelsen af hvert Udbud.

Each Offering Period will consist of two Purchase Periods approximately six months in duration with an Offering Period and Purchase Periods generally commencing each March 1 and September 1.

A Participant elects to make contributions under the Plan by way of payroll deductions taken from each paycheck during the Purchase Period in the amount of a specific percentage of Compensation up to 15%.

2. Terms and Conditions of the Grant of Options

The grant of options under the Plan is made at the sole discretion of the Company. Eligible Employees of the Company and its Designated Companies are eligible to receive grants under the Plan. The Committee has broad discretion to determine who is eligible to participate in the Plan and to set the terms and conditions of the Offering. The Company may decide, in its sole discretion, not to offer the Plan in the future. Under the terms of the Plan, you have no entitlement or claim to receive future grants of options.

3. Exercise Date

Your Contributions will automatically be applied to the purchase of shares of Common Stock, on the last trading day of each Purchase Period (the “Exercise Date”). The number of shares of Common Stock purchased will depend on the purchase price, the amount of accumulated payroll deductions and any limitations in the Plan and the Additional Terms and Conditions for Participation.

4. Purchase Price

The purchase price per share of Common Stock is 85% of the lower of (i) the Fair Market Value per share of Common Stock on the Enrollment Date or (ii) the Fair Market Value per share of Common Stock on the applicable Exercise Date.

Hvert Udbud vil bestå af to Købsperiode af cirka seks måneders varighed, og der vil begynde et Udbud og en Købsperiode normalt hver den 1. marts og 1. september.

Deltagerens bidrag i henhold til Planen betales ved, at der i Købsperioden fratrækkes et beløb fra Deltagerens løn svarende til en bestemt procentdel af Kompensation op til 15%.

2. Kriterier og betingelser for tildelingen af aktieoptioner

De af Planen omfattede aktieoptioner tildeles udelukkende efter Selskabets skøn. Medarbejdere i Selskabet og dets Tilknyttede Selskaber (its Designated Companies) er kvalificerede til at modtage tildelinger i henhold til Planen. Udvalget har vide beføjelser til at bestemme, hvem der er berettiget til at deltage i Planen, samt til at fastlægge kriterier og betingelser for de Betingede Aktier. Selskabet kan frit vælge fremover ikke at tilbyde deltagelse i Planen. I henhold til bestemmelserne i Planen og Aftalen har Deltageren hverken ret til eller krav på fremover at få tildelt aktieoptioner.

3. Købstidspunkt

En Deltagers Bidrag vil automatisk blive anvendt til køb af stamaktier, der vil blive dokumenteret i form af stamaktier, på den sidste handelsdag i hver Købsperiode (“Købstidspunkt”). Antallet af købte stamaktier vil afhænge af købskursen, af størrelsen af de akkumulerede løntræk og af eventuelle begrænsninger i Planen og i Aftale.

4. Købskurs

Købskursen pr. stamaktier er 85% af den laveste værdi af enten (i) Markedskursen pr. Stamaktier på Udbuddets første dag eller (ii) Markedskursen pr. stamaktier på det gældende Købstidspunkt.

5. Your Rights upon Termination of Employment

The treatment of the options upon termination of employment are set out in the Plan and the Additional Terms and Conditions for Participation. In summary, the options granted pursuant to any Offering under the Plan will terminate immediately upon the your termination of employment and the Company will distribute all of your accumulated but unused Contributions (without interest) to you as soon as practicable.

6. Financial Aspects of Participating in the Plan

Aside from payroll deductions that will start after enrollment in the Plan, participation in the Plan has no immediate financial consequences to you. The value of the options and the value of the shares of Common Stock purchased under the Plan are not taken into account when calculating holiday allowances, pension contributions or other statutory considerations calculated on the basis of salary.

Shares of Common Stock are financial instruments and investing in such securities will always have financial risk. The future value of the shares of Common Stock is unknown and cannot be predicted with certainty.

Netskope, Inc.

2445 Augustine Drive, 3rd Floor

Santa Clara, CA 95054

United States of America

5. Deltagerens retsstilling i forbindelse med fratræden

I tilfælde af fratræden vil aktieoptioner blive behandlet som beskrevet i Planen. Sammenfattende kan det nævnes, at de aktieoptioner, der i forbindelse med et Udbud er tildelt i henhold til Planen, bortfalder omgående ved Deltagerens fratræden, og at Selskabet til Deltageren udbetaler alle hans eller hendes akkumulerede men ubenyttede Bidrag (uden rente), så snart det er praktisk muligt.

6. Økonomiske aspekter ved at deltage i Planen

Bortset fra løntrækkene, der påbegyndes i forbindelse med tilmeldingen til Planen, har deltagelse i Planen ingen umiddelbare økonomiske konsekvenser for en Deltager. Værdien af aktieoptioner og værdien af de stamaktier’er, der købes i henhold til Planen, indgår ikke i beregningen af feriepenge, pensionsbidrag eller øvrige lovpligtige vederlagsafhængige ydelser.

Stamaktier’er er finansielle instrumenter, og investering i sådanne værdipapirer vil altid være forbundet med en finansiel risiko. Den fremtidige værdi af stamaktier’erne kendes ikke og kan ikke forudsiges med sikkerhed.

Netskope, Inc.

2445 Augustine Drive, 3rd Floor

Santa Clara, CA 95054

United States of America

France

Terms and Conditions

Payroll Deduction Authorization. Section 2 of the Terms and Conditions (“Payroll Deduction Authorization”) has been translated into French in order for you to expressly authorize the payroll deductions under the Plan:

La Section 2 des Conditions Générales a été traduite ci-dessous en français afin que vous puissiez autoriser de manière expresse les prélèvements sur votre salaire dans le cadre du Plan d’Achat d’Actions:

2. Payroll Deduction Authorization. You understand that you may participate in the Plan through Contributions to be made from each of your paychecks in a whole percentage of your Compensation up to 15% (minimum 1%). You have designated your rate of Contributions in your online enrollment and you authorize the Company or, if different, the Designated Company employing you (the “Employer”) to make payroll deductions on your behalf at the designated rate. You understand that the Plan is a voluntary plan and acknowledge that any payroll deductions you elect to contribute are made on an entirely voluntary basis. You acknowledge that a lesser percentage of your Compensation than indicated by you may be contributed if necessary to comply with applicable laws (in particular, applicable laws related to minimum salary requirements). Further, you agree to execute a separate payroll deduction authorization agreement or consent that may be required by the Company or the Employer, either now or in the future, in connection with your payroll deductions under the Plan. You understand that you will not be able to participate in the Plan if you fail to execute any such consent or agreement.

Autorisation relative aux prélèvements sur salaire. Vous comprenez que vous pouvez participer au Régime par le biais de cotisations prélevées sur chacun de vos chèques de paie, représentant un pourcentage entier de votre rémunération, jusqu'à 15% (minimum 1%). Vous avez indiqué votre taux de cotisation lors de votre inscription en ligne et vous autorisez la Société ou, si elle est différente, la Société désignée qui vous emploie (l'« Employeur ») à effectuer les retenues salariales en votre nom au taux indiqué. Vous comprenez que le Régime est un régime volontaire et reconnaissez que toutes les retenues salariales que vous choisissez de cotiser le sont sur une base entièrement volontaire. Vous reconnaissez qu'un pourcentage inférieur de votre rémunération que vous avez indiqué peut être cotisé si nécessaire pour se conformer aux lois applicables (notamment celles relatives au salaire minimum). De plus, vous acceptez de signer un accord d'autorisation ou de consentement distinct pour les retenues salariales qui pourraient être exigées par la Société ou l'Employeur, maintenant ou à l'avenir, relativement à vos retenues salariales au titre du Régime. Vous comprenez que vous ne pourrez pas participer au Régime si vous ne signez pas un tel consentement ou accord.

Language Consent. You confirm having read and understood the documents relating to the Plan, including the Terms and Conditions, with all terms and conditions included therein, which were provided in the English language. You accept the terms of those documents accordingly.

Consentement Relatif à la Langue Utilisée. Vous confirmez avoir lu et compris le Plan et ces termes et conditions («Termes and Conditions»), incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Vous acceptez les dispositions de ces documents en connaissance de cause.

Notifications

Foreign Asset/Account Reporting Information. If you hold cash or securities (including shares of Common Stock acquired under the Plan) outside of France or maintain a foreign bank account, including the accounts that were opened, held, used and/or closed during the tax year, you must report such account to the French tax authorities when filing your annual tax return. You should consult your personal tax advisor to ensure compliance with applicable reporting requirements.

Germany

Notifications

Exchange Control Information. Cross-border payments in excess of EUR 50,000 must be reported to the German Federal Bank (Bundesbank). If you make or receive a payment in excess of this amount (including if you acquire shares of Common Stock with a value in excess of this amount under the Plan or sell shares of Common Stock via a foreign broker, bank or service provider and receive proceeds in excess of this amount) and/or if the Company withholds or sells shares of Common Stock with a value in excess of this amount to cover the Tax-Related Items, you must report the payment and/or the value of the shares of Common Stock withheld or sold to Bundesbank. Such reports must be made either electronically using the “General Statistics Reporting Portal” (“Allgemeine Meldeportal Statistik”) available on the Bundesbank website (www.bundesbank.de) or via such other method (e.g., by email or telephone) as is permitted or required by Bundesbank. The report must be submitted monthly or within other such timing as is permitted or required by Bundesbank. If, however, the Employer is charged with the cost of the options, you will not be responsible for the underlined reporting and instead, the Employer will report the value of any recharge payments exceeding the threshold. You will remain responsible for reporting in the other instances described above. You should consult your personal legal advisor to ensure compliance with applicable reporting requirements.

Greece

There are no country-specific provisions.

India

Notifications

Tax Collection at Source. By participating in the Plan, you may be subject to Tax Collection at Source (“TCS”) if your annual remittances out of India (including your Contributions under the Plan) exceed a certain amount (currently INR 1,000,000) during the Indian fiscal year (the “TCS Threshold”). Therefore, your annual remittances out of India, including Contributions under the Plan, may be subject to the TCS. Depending on the procedures established by the Employer and the bank remitting the funds out of India, you understand that the Employer or the bank may collect any applicable TCS from your Contributions and remit the remaining Contributions to the Company, which will impact the number of shares of Common Stock that you will be able to purchase with your Contributions under the Plan. If any applicable TCS is not deducted from your Contributions, you understand and agree that the Company or the Employer may deduct any applicable TCS via any withholding method set forth in Section 5 of the Terms and Conditions. You understand that you may be required to provide an employee declaration or other similar form to the Employer or the bank remitting the funds regarding whether the TCS Threshold has been exceeded based on all remittances out of India, including Contributions under the Plan, and you agree to provide such declaration upon request. You understand that, if you fail to provide such declaration upon request, TCS may be applied on all of your Contributions under the Plan regardless of whether the TCS Threshold has been reached.

Exchange Control Information. You must repatriate any funds received from participation in the Plan (e.g., proceeds from the sale of shares of Common Stock) within such time as prescribed under applicable Indian exchange control laws, which may be amended from time to time. You should obtain a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Company or the Employer requests proof of repatriation. You may be required to provide information regarding funds received from participation in the Plan to the Company and/or the Employer to enable them to comply with their filing requirements under exchange control laws in India. You are personally responsible for complying with exchange control laws in India, and neither the Company nor the Employer will be liable for any fines or penalties resulting from your failure to comply with Applicable Laws. You should consult your personal legal advisor to ensure compliance with the applicable requirements.

Foreign Asset/Account Reporting Information. You must declare the following items in your annual tax return: (i) any foreign assets held (including shares of Common Stock acquired under the Plan), and (ii) any foreign bank accounts for which you have signing authority. Penalties may apply for failing to report these assets/accounts. You should consult your personal tax advisor to ensure compliance with the applicable requirements.

Ireland

There are no country-specific provisions.

Israel

Notifications

Securities Law Notification. The offer of the option to purchase shares of Common Stock described in the Additional Terms and Conditions does not constitute a public offering under the Securities Law, 1968.

Italy

Terms and Conditions

Acknowledgement of Specific Provisions. By accepting the options and participating in the Plan, you acknowledge that you have received a copy of the Plan, have reviewed the Plan and the other Terms and Conditions in their entirety and fully understand and accept all provisions of the Plan and the other Terms and Conditions.

You further acknowledge that you have read and specifically and expressly approve the following sections of the Additional Terms and Conditions of Participation; Payroll Deduction Authorization; Withholding Obligations; Governing Law; Imposition of Other Requirements; Nature of Grant; and Venue.

Notifications

Foreign Asset/Account Reporting Information. If, at any time during the fiscal year, you hold foreign financial assets (including shares of Common Stock) which may generate income taxable in Italy, you are required to report these assets on your annual tax return (UNICO Form, RW Schedule) for the year during which the assets are held (or on a special form if no tax return is due). These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions. You should consult your personal tax advisor to ensure compliance with the applicable requirements.

Japan

Terms and Conditions

Payroll Deduction Authorization. By electing to participate in the Plan, you hereby expressly authorize the Company or the Employer to make deductions from each of your paychecks during the Offering in that whole percentage of your Compensation up to 15% (minimum 1%) as you have designated in your online enrollment. You may discontinue your participation in the Plan in accordance with procedures established by the Company as provided in Section 12 of the Plan. Unless determined otherwise by the Administrator, during any Offering Period, you can increase or decrease your rate of Contributions for the immediately subsequent Offering Period, provided such elections to increase or decrease are made during the applicable enrollment period related to the immediately subsequent Purchase Period or as may be otherwise provided by the Administrator subject to the Plan. Upon request of the Company or the Employer, you agree to execute a participation consent form or any other agreements or consents that may be required by the Company or the Employer in connection with this authorization, either now or in the future. You understand that you will not be able to participate in the Plan if you fail to execute any such consent or agreement.

Notifications

Exchange Control Information. If you acquire shares of Common Stock valued at more than JPY 100,000,000 in a single transaction, you must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within twenty (20) days of the acquisition of the shares. You should consult your personal legal advisor to ensure compliance with applicable reporting requirements.

Foreign Asset/Account Reporting Information. You are required to report details of any assets held outside Japan as of December 31 (including shares of Common Stock acquired under the Plan), to the extent such assets have a total net fair market value exceeding JPY 50,000,000. Such report is due by June 30 each year. You should consult your personal tax advisor to ensure compliance with applicable reporting requirements.

Mexico

Terms and Conditions

Acknowledgement of the Terms and Conditions. By participating in the Plan, you acknowledge that you have received a copy of the Plan, have reviewed the Plan in its entirety and fully understand and accept all provisions of the Plan. You further acknowledge that you have read and expressly approved the terms and conditions set forth in the “Nature of Grant” Section of Appendix B, in which the following is clearly described and established: (i) your participation in the Plan does not constitute an acquired right; (ii) the Plan and your participation in the Plan are offered by the Company on a wholly discretionary basis; (iii) your participation in the Plan is voluntary; and (iv) the Company and its Subsidiaries and affiliates are not responsible for any decrease in the value of the underlying shares.

Labor Law Policy and Acknowledgement. By participating in the Plan, you expressly recognize that the Company, with its registered office at 2445 Augustine Drive, 3rd Floor, Santa Clara, California 95054 U.S.A., is solely responsible for the administration of the Plan and that your participation in the Plan and acquisition of shares do not constitute an employment relationship between you and the Company since you are participating in the Plan on a wholly commercial basis. Based on the foregoing, you expressly recognize that the Plan and the benefits that you may derive from participation in the Plan do not establish any rights between you and the Employer and do not form part of the employment conditions and/or benefits provided by the Employer and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of your employment.

You further understand that your participation in the Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue your participation at any time without any liability to you.

Finally, you hereby declare that you do not reserve any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and you therefore grant a full and broad release to the Company, its Subsidiaries, affiliates, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.

Reconocimiento del Términos y Condiciones. Al participar en el Plan, usted reconoce que ha recibido una copia del Plan, que ha revisado el Plan en su totalidad, y que entiende y acepta en su totalidad, todas y cada una de las disposiciones del Plan. Asimismo reconoce que ha leído y aprueba expresamente de los términos y condiciones señalados en la Sección “Naturaleza de la Concesión” del Apéndice B, en la que claramente se describe y establece lo siguiente: (i) su participación en el Plan no constituye un derecho adquirido; (ii) el Plan y su participación en el Plan son ofrecidos por la Compañía sobre una base completamente discrecional; (iii) su participación en el Plan es voluntaria; y (iv) la Compañía y sus Subsidiarias y afiliadas no son responsables de ninguna por la disminución en el valor de las Acciones Ordinarias subyacentes.

Política de Legislación Laboral y Reconocimiento. Al participar en el Plan, usted reconoce expresamente que la Compañía, con oficinas registradas en 2445 Augustine Drive, 3rd Floor, Santa Clara, California 95054, Estados Unidos de América, es la única responsable por la administración del Plan, y que su participación en el Plan, así como la adquisición de las Acciones Ordinarias, no constituye una relación laboral entre usted y la Compañía, porque usted está participando en el plan sobre una base comercial. Con base en lo anterior, usted reconoce expresamente que el Plan y los beneficios que pudiera obtener por su participación en el Plan, no establecen derecho alguno entre usted y el Empleador, y no forman parte de las condiciones y/o prestaciones laborales que el Empleador ofrece, y que las modificaciones al Plan o su terminación, no constituirán un cambio ni afectarán los términos y condiciones de su relación laboral.

Asimismo usted entiende que su participación en el Plan es el resultado de una decisión unilateral y discrecional de la Compañía; por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o suspender su participación en cualquier momento, sin que usted incurra en responsabilidad alguna.

Finalmente, usted declara que no se reserva acción o derecho alguno para interponer una reclamación alguna en contra de la Compañía, por concepto de compensación o daños relacionados con cualquier disposición del Plan o de los beneficios derivados del Plan, y por lo tanto, usted libera total y ampliamente de toda responsabilidad a la Compañía, a sus Subsidiarias, afiliadas, sucursales, oficinas de representación, sus accionistas, funcionarios, agentes o representantes legales, con respecto a cualquier reclamación que pudiera surgir.

Notifications

Securities Law Information. The options and the shares of Common Stock offered under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Terms and Conditions and any other document relating to the options may not be publicly distributed in Mexico. These materials are addressed to you only because of your existing relationship with the Company and its affiliates and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of Netskope Mexico, S de RL de CV made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.

Netherlands

New Zealand

Notifications

Securities Law Information. WARNING: You are being offered an opportunity to participate in the Plan, which allows you to purchase shares of Common Stock under the Plan in accordance with the terms of the Plan and the Terms and Conditions. The shares of Common Stock, if issued, will give you a stake in the ownership of the Company. You may receive a return if dividends are paid.

If the Company runs into financial difficulties and is wound up, you will be paid only after all creditors and holders of preference shares (if any) have been paid. You may lose some or all of your investment, if any.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment.

The shares of Common Stock are quoted on the Nasdaq Global Select Market. This means that if the you acquire shares of Common Stock under the Plan, you may be able to sell such shares on the Nasdaq Global Select Market if there are interested buyers. If you sell your investment, the price you get may vary depending on factors such as the financial condition of the Company. You may receive less than the full amount that you paid for the investment, if anything. The price will depend on the demand for shares of Common Stock.

A copy of the Company’s most recent financial statements (and, if applicable, a copy of the auditor's report on those financial statements) as well as information on risk factors impacting the Company’s business that may affect the value of the shares of Common Stock, are included in the Company’s Registration Statement on Form S-1 and (when applicable) the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These documents have been or will be filed with the U.S. Securities and Exchange Commission and are or will be available to you free of charge online at www.sec.gov or on the Company’s website at https://www.netskope.com/ under “Investor Relations” or other similar tab.

You should ask questions, read all documents carefully, and seek independent financial advice before committing yourself.

Philippines

Terms and Conditions

Necessary Approvals. The offering of the Plan is subject to certain securities approval/confirmation requirements in the Philippines with the Philippine Securities and Exchange Commission. If the Company has not obtained, or does not maintain, the necessary securities approval/confirmation prior to any Exercise Date(s), the Company may return Contributions credited to your account but not used to purchase shares of Common Stock during the Purchase Period, without interest, or take such other steps as it determines in its sole discretion to be necessary for the implementation of the Plan.

Notifications

Securities Law Information. You acknowledge that there are risks with participating in the Plan, which include (without limitation) the risk of fluctuation in the price of the shares of Common Stock on the Nasdaq Global Select Market and the risk of currency fluctuations between the U.S. dollar and your local currency. In this regard, you should note that the value of any shares of Common Stock you may acquire under the Plan may decrease after the shares of Common Stock are issued, and fluctuations in foreign exchange rates between your local currency and the U.S. dollar may affect the value of the shares of Common Stock or any amounts due to you pursuant to the exercise of the options or the subsequent sale of any shares of Common stock. The Company is not making any representations, projections or assurances about the value of the shares of Common Stock now or in the future.

For further information on risk factors impacting the Company’s business that may affect the value of the shares of Common Stock, you understand that you can refer to the risk factors discussion in the Company’s Registration Statement on Form S-1 and (when applicable) the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s website at https://www.netskope.com/. In addition, you may receive, free of charge, a copy of the Company’s Registration Statement on Form S-1 and (when applicable) the Company’s Annual Report, Quarterly Reports, or any other reports, proxy statements or communications distributed to the Company’s stockholders by contacting Investor Relations or similar department at Netskope, Inc., 2445 Augustine Drive, 3rd Floor, Santa Clara, California 95054, U.S.A.

You acknowledge that you are permitted to sell shares of Common Stock acquired under the Plan through the designated broker appointed by the Company (or such other broker to whom you transfer shares of Common Stock), provided that such sale takes place outside of the Philippines through the facilities of the Nasdaq Global Select Market on which the shares of Common Stock are listed.

Poland

Terms and Conditions

Authorization for Payroll Deductions. You understand that as a condition of your participation in the Plan, you will be required to accept the attached Consent for Deduction form. You understand that, by electronically accepting these Terms and Conditions, you are accepting the attached Consent for Deduction form. You further agree to execute other agreements or consents that may be required by the Company or the Employer with respect to payroll deductions under the Plan. You understand that if you fail to execute the Consent for Deduction form (by electronically accepting these Terms and Conditions) or any other form of agreement or consent that is required with respect to payroll deductions under the Plan, you may not be able to participate in the Plan.

Notifications

Exchange Control Information. Polish residents holding cash and foreign securities (e.g., shares of Common Stock) and/or maintaining accounts abroad must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such securities and cash (when combined with all other assets possessed abroad) exceeds PLN 7 million. If required, the reports must be filed on a quarterly basis on special forms that are available on the website of the National Bank of Poland. Further, if you transfer funds in excess of EUR 15,000 into or out of Poland, the funds must be transferred via a bank account. You are required to retain the documents connected with a foreign exchange transaction for a period of five (5) years, as measured from the end of the year in which such transaction occurred. You should consult your personal legal advisor to ensure compliance with applicable reporting requirements.

(Consent for Deduction on next page)

NETSKOPE, INC. 2025 EMPLOYEE STOCK PURCHASE PLAN For Participants in Poland	NETSKOPE, INC. 2025 PRACOWNICZY PLAN NABYWANIA AKCJI Dla Uczestników w Polsce
CONSENT FOR DEDUCTION	ZGODA NA POTRĄCENIE

In order to participate in the Netskope, Inc. 2025 Employee Stock Purchase Plan (“Plan”), I authorize my employer to withhold payroll deductions at the percentage of my Compensation I indicated on the online enrollment page, which I may subsequently change to the extent allowed under the Plan and by the Committee. I understand that this amount must not be more than 15% of my Compensation for any Offering with the reservation that the deductions are made in accordance with the applicable provisions of the Polish labor law.

Aby wziąć udział w Planie zakupu akcji pracowniczych Netskope, Inc. 2025 („Plan”), ja upoważniam mojego pracodawcę do potrącenia procentu mojego Odszkodowanie wskazanego przeze mnie na stronie rejestracji on-line, którą mogę następnie zmienić w zakresie dozwolonym w ramach Planu i przez Komisji. Przyjmuję do wiadomości, iż ta kwota nie może być większa niż 15% mojego Odszkodowanie w każdym Okresie Oferty z zastrzeżeniem, że potrącenia będą dokonywane zgodnie z obowiązującymi przepisami polskiego prawa pracy.

I acknowledge and agree that any past payroll deductions from my Compensation with respect to my participation in the Plan complied with Polish law and that I authorized all such deductions.

Niniejszym potwierdzam i zgadzam się z tym, że jakiekolwiek przeszłe potrącenia z mojego Odszkodowanie dokonane w związku z moim uczestnictwem w Planie były zgodne z polskim prawem i że wyraziłem/am na nie zgodę.

All the terms written in capital letters shall have the meanings given to them in the Plan.	Wszystkie terminy pisane wielkimi literami mają znaczenie przypisane im w ramach Planu.
In case of any discrepancies between the Polish language version of this document and its English language version, the Polish language version shall prevail.	W przypadku jakichkolwiek rozbieżności pomiędzy polską a angielską wersją językową niniejszego dokumentu, wersja polska ma charakter wiążący.

Romania

Terms and Conditions

Language Consent. By participating in the Plan, you acknowledge that you are proficient in reading and understanding English and fully understand the terms of the documents related to your participation (the Plan and the Terms and Conditions), which were provided in the English language. You accept the terms of those documents accordingly.

Consimtamant cu privire la limba. Prin participarea la Plan, confirmați că aveți cunoștințe avansate de citire și înțelegere a limbii engleze și că înțelegeți pe deplin termenii documentelor aferente participării dumneavoastră (Planul și Termenii și Condițiile), care au fost furnizate în limba engleză. Acceptați termenii acestor documente în consecință.

Notifications

Exchange Control Information. If you deposit the proceeds from the sale of shares of Common Stock acquired under the Plan into a bank account in Romania, you may be required to provide the Romanian bank with appropriate documentation explaining the source of the funds. You should consult your personal legal advisor to determine whether you will be required to submit such documentation to the Romanian bank.

Saudi Arabia

Notifications

Securities Law Information. This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Rules on the Offer of Securities and Continuing Obligations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this document, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. You should conduct your own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.

Singapore

Notifications

Securities Law Information. The options are granted pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) under which they are exempt from the prospectus and registration requirements and is not made with a view to the underlying shares of Common Stock being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. You should note that the options are subject to section 257 of the SFA and that you will not be able to make any offer or subsequent sale of the shares of Common Stock in Singapore, unless such offer or sale is made (i) after six (6) months from the Enrollment Date or (ii) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA, or pursuant to, and in accordance with the conditions of, any other applicable provisions of the SFA.

Director Reporting Information. If you are a director, associate director or shadow director of a Singapore Designated Company, you may be subject to certain notification requirements under the Singapore Companies

Act, regardless of whether you are a Singapore resident or employed in Singapore. These requirements include an obligation to notify the Singapore Designated Company in writing of an interest (e.g., the options, shares of Common Stock) in the Company, the Employer, or any Designated Company within two days of (i) its acquisition or disposal, (ii) any change in a previously disclosed interest (e.g., when the options are exercised), or (iii) becoming a director, associate director or shadow director if such an interest exists at that time. If you are the chief executive officer (“CEO”) of a Singapore Designated Company and the above notification requirements are determined to apply to the CEO of a Singapore Designated Company, the above notification requirements also may apply.

South Africa

Terms and Conditions

Tax Clearance Certificate for Plan Participation. You understand that in order to participate in the Plan, you may be required to obtain and provide to the Employer, or any third party designated by the Employer or the Company, a Tax Clearance Certificate (with respect to foreign investments – see Exchange Control Information below) bearing the official stamp and signature of the Exchange Control Department of the South African Revenue Service (“SARS”) and you must renew this Tax Clearance Certificate each year or such other period as may be required by the SARS. You acknowledge that your failure to provide a valid Tax Clearance Certificate by the deadline provided by the Employer or the Company may result in your withdrawal from participation in the Plan.

Notifications

Securities Law Information. The documents listed below are available for your review upon request to the Company at stockadmin@netskope.com and may also be available on its intranet:

1. The Company’s most recent annual financial statements; and

2. The Company’s most recent Plan prospectus.

A copy of the above documents will be sent to you free of charge on written request to the Company at stockadmin@netskope.com.

You should carefully read the materials provided before making a decision whether to participate in the Plan. In addition, you should contact your tax advisor for specific information concerning your personal tax situation with regard to Plan participation.

Exchange Control Information. Under current South African exchange control policy, South African residents may invest a maximum of a certain threshold (currently ZAR 11 million) per annum in offshore investments, including in shares of Common Stock. The ZAR 11 million allowance consists of a ZAR 1 million annual discretionary allowance which may be utilized for investment and non-investment purposes and without prior authorization, and a ZAR 10 million annual allowance which may be utilized solely for investment purposes and requires a tax clearance certificate. These limits do not apply to non-resident participants.

It is your responsibility to ensure that you do not exceed the combined limit. This limit is a cumulative allowance; therefore, your ability to remit funds for the purchase of Common Stock will be reduced if your foreign investment limit is utilized to make a transfer of funds offshore that is unrelated to the Plan. If the ZAR 11 million limit will be exceeded as a result of a purchase under the Plan, you may still participate in the Plan; however, you will need to immediately sell the shares of Common Stock purchased on your behalf under the

Plan and repatriate the proceeds to South Africa in order to ensure that you do not hold assets outside South Africa with a value in excess of the permitted offshore investment allowance amount.

As the investment limit and other exchange control requirements are subject to change without notice, you should consult your personal legal advisor prior to the purchase or sale of shares of Common Stock under the Plan to ensure compliance with current regulations. You are solely responsible for complying with exchange control requirements in South Africa and neither the Company nor any Designated Company will be liable for any fines or penalties resulting from your failure to do so.

Spain

Terms and Conditions

Nature of Grant. This provision supplements the Nature of Grant provision of this Appendix B:

By accepting the options, you consent to participation in the Plan and acknowledge that you have received a copy of the Plan.

You understand that the Company has unilaterally, gratuitously and in its sole discretion decided to grant options under the Plan to individuals who may be employees of the Company, the Employer, or another Designated Company throughout the world. The decision is limited and entered into based upon the express assumption and condition that (i) any option will not economically or otherwise bind the Company, the Employer, or any Designated Company on an ongoing basis, other than as expressly set forth in the Plan and the Terms and Conditions; (ii) the options and any underlying shares of Common Stock shall not become part of any employment or other service contract (whether with the Company, the Employer, or any Designated Company) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever; and (iii) except as provided for in the Nature of Grant provision in this Appendix B, your participation in the Plan and your Contributions to the Plan shall cease upon termination of your status as an Eligible Employee, as detailed below. Furthermore, you understand and freely accept that there is no guarantee that any benefit whatsoever shall arise from the options, which is gratuitous and discretionary, since the future value of the options and the underlying shares of Common Stock is unknown, indeterminable, and unpredictable.

Further, your participation in the Plan is expressly conditioned on your continued and active rendering of service, such that if your employment terminates for any reason, your participation in the Plan will cease immediately. This will be the case, for example, even if (a) you are considered to be unfairly dismissed without good cause (i.e., subject to a “despido improcedente”); (b) you are dismissed for disciplinary or objective reasons or due to a collective dismissal; (c) your employment ceases due to a change of work location, duties or any other employment or contractual condition; (d) your employment ceases due to a unilateral breach of contract by the Company, the Employer, or any of other Designated Company; or (e) your employment terminates for any other reason whatsoever. Consequently, upon termination of your employment for any of the above reasons, you automatically lose any right to participate in the Plan on the date of your termination of employment, as described in the Plan and the Terms and Conditions.

Notifications

Securities Law Information. The grant of the options and the shares of Common Stock issued pursuant to the exercise of the options are considered a private placement outside the scope of Spanish laws on public offerings and issuances of securities. Neither the Plan nor the Terms and Conditions have been registered with the Comisión National del Mercado de Valores and do not constitute a public offering prospectus.

Exchange Control Information. You are required to electronically declare to the Bank of Spain any security accounts (including brokerage accounts held abroad), as well as the securities (including shares of Common Stock acquired under the Plan) held in such accounts if the value of the transactions for all such accounts during the prior tax year or the balances of such accounts as of December 31 of the prior tax year exceeds EUR 1 million. Different thresholds and deadlines to file this declaration apply. However, if neither such transactions during the immediately preceding year nor the balances / positions as of December 31 exceed EUR 1 million, no such declaration must be filed unless expressly required by the Bank of Spain. If any of such thresholds were exceeded during the current year, you may be required to file the relevant declaration corresponding to the prior year, however, a summarized form of declaration may be available. You should consult your personal legal advisor to ensure compliance with applicable reporting requirements.

Foreign Asset/Account Reporting Information. To the extent you hold rights or assets outside of Spain with a value in excess of EUR 50,000 per type of right or asset (e.g., shares of Common Stock, cash, etc.) as of December 31 each year, you will be required to report information on such rights and assets on your annual tax return for such year. After such rights and assets are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported rights or assets increases by more than EUR 20,000. You should consult your personal tax advisor to ensure compliance with applicable reporting requirements.

Sweden

Terms and Conditions

Authorization to Withhold. This provision supplements Section 5 (“Withholding Obligations”) of the Additional Terms and Conditions of Participation:

Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 5 of the Additional Terms and Conditions, by accepting the options, you authorize the Company to withhold shares of Common Stock or to sell shares of Common Stock otherwise issuable to you upon exercise to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items.

Switzerland

Notifications

Securities Law Information. Neither this document nor any other materials relating to the options (i) constitute a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed nor otherwise made publicly available in Switzerland to any person other than an employee of the Company or the Employer, or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (“FINMA”).

Taiwan

Notifications

Securities Law Information. The offer to participate in the Plan and the shares of Common Stock to be purchased under the Plan are available only for Eligible Employees. It is not a public offer of securities by a Taiwanese company. Therefore, it is exempt from registration in Taiwan.

Exchange Control Information. You may acquire and remit foreign currency (including proceeds from the sale of shares of Common Stock and the receipt of any dividends paid on such shares) into and out of Taiwan up to USD 10,000,000 per year. If the transaction amount equals or exceeds TWD 500,000 in a single transaction, you must submit a Foreign Exchange Transaction Form and also provide supporting documentation to the satisfaction of the remitting bank.

United Arab Emirates

Notifications

Securities Law Information. The Additional Terms and Conditions of Participation, the Plan and other incidental communication materials related to the options are intended for distribution only to employees of the Company or the Employer for the purposes of an incentive scheme.

The Emirates Securities and Commodities Authority and the Central Bank have no responsibility for reviewing or verifying any documents in connection with this statement. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved this statement nor taken steps to verify the information set out in it, and have no responsibility for it.

The securities to which this statement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities.

If you do not understand the contents of the Additional Terms and Conditions of Participation or the Plan, you should consult an authorized financial adviser.

United Kingdom

Terms and Conditions

Responsibility for Taxes. This provision supplements Section 5 (“Withholding Obligations”) of the Additional Terms and Conditions of Participation:

(a) Without limitation to Section 5 of the Additional Terms and Conditions of Participation, you agree that you are liable for all Tax-Related Items and you hereby covenant to pay all such Tax-Related Items, as and when requested by the Company and/or the Employer or by HM Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified the Company and/or the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on your behalf. For the purposes of these Additional Terms and Conditions of Participation, Tax-Related Items includes (without limitation) employment income tax and employee National Insurance contributions.

(b) Notwithstanding the foregoing, if you are a director or executive officer of the Company, you understand that you may not be able to indemnify the Company for the amount of any Tax-Related Items not collected from or paid by you, in case the indemnification could be considered to be a loan. In this case, the Tax-Related Items not collected or paid may constitute a benefit to you on which additional income tax and National Insurance contributions (“NICs”) may be payable. You understand that you will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any NICs due on this additional benefit, which also may be obtained from you by any of the means referred to in the Plan or Section 5 of the Additional Terms and Conditions of Participation.

(c) As a condition of the exercise of, or the receipt of any benefit pursuant to, the options granted to you under the Plan, you agree to accept any liability for secondary Class 1 National Insurance contributions which may be payable by the Company and/or the Employer in connection with the options and any event giving rise to Tax-Related Items (the “Employer NICs”). Without prejudice to the foregoing, by enrolling in the Plan and accepting the options, you agree to enter into a joint election with the Company or the Employer, the form of such joint election being formally approved by HMRC (the “NIC Joint Election”), a copy of which is either attached to this Appendix B or provided to you under separate cover and any other required consent or election. You further agree to execute such other joint elections as may be required between you and any successor to the Company and/or the Employer. You further agree that the Company and/or the Employer may collect the Employer NICs from you by any of the means set forth in Section 5 of the Additional Terms and Conditions of Participation or the NIC Joint Election.

If you do not enter into the NIC Joint Election prior to the exercise of the options or any other event giving rise to Tax-Related Items, you will not be entitled to exercise the options and receive shares of Common Stock (or receive any benefit in connection with the options) unless and until you enter into the NIC Joint Election, and no shares of Common Stock or other benefit will be issued to you under the Plan, without any liability to the Company or the Employer.

(d) As a condition of the participation in the Plan, or the receipt of any benefit pursuant to, the options, you agree to sign, promptly, all documents required by the Company to effect the terms of the foregoing provisions.

Attachment to Appendix B for Participants in the United Kingdom

Important Note on the Joint Election to Transfer Employer National Insurance Contributions to the Employee

As a condition of participation in the Plan, or the receipt of any benefit pursuant to, your options granted under the Plan, you are required to enter into a joint election to transfer to you any liability for employer National Insurance contributions (the “Employer NICs”) that may arise in connection with the options granted to you under the Plan (the “NIC Joint Election”).

If you do not agree to enter into the Joint Election, the grant of the options will be worthless and you will not be able to exercise the options or receive any benefit in connection with the options.

By entering into the Joint Election:

● you agree that any liability for Employer NICs that may arise in connection with or pursuant to the exercise of the options and the acquisition of shares of Common Stock of Netskope, Inc. (the “Company”) or other taxable events in connection with the options will be transferred to you; and

● you authorize the Company and/or your Employer to recover an amount sufficient to cover this liability by any method set forth in the Additional Terms and Conditions of Participation and/or the NIC Joint Election.

By submitting an online election to enroll and electronically accepting the Additional Terms and Conditions of Participation (or by signing and submitting the Additional Terms and Conditions of Participation and the NIC Joint Election in hard copy), you are agreeing to be bound by the terms of the Joint Election.

Please note that even if you have indicated your acceptance of the NIC Joint Election electronically, you may still be required to sign a paper copy of the NIC Joint Election (or a substantially similar form) if the Company determines such is necessary to give effect to the NIC Joint Election.

Please read the terms of the NIC Joint Election carefully before entering into the NIC Joint Election. You should print and keep a copy of the NIC Joint Election for your records.

Netskope, Inc.

2025 Employee Stock Purchase Plan

Election to Transfer the Employer’s Liability for

National Insurance Liability to the Employee

(UK Employees)

1.
Parties

This Election is between:

(A)
The individual who has gained authorized access to this Election (the “Employee”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”) and who is eligible to receive options (“options”) pursuant to the terms and conditions of the Netskope, Inc. 2025 Employee Stock Purchase Plan, as amended from time to time (the “Plan”), and
(B)
Netskope, Inc. of 2445 Augustine Drive, 3rd Floor, Santa Clara, CA 95054 U.S.A. (the “Company”), which may grant options under the Plan and is entering into this Election on behalf of the Employer.
2.
Purpose of Election
2.1.
This Election relates to all options granted to Employee under the Plan up to the termination date of the Plan.
2.2.
In this Election the following words and phrases have the following meanings:

“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.

“Relevant Employment Income” from options on which Employer’s National Insurance Contributions becomes due is defined as:

(i)
an amount that counts as employment income of the earner under section 426 ITEPA (restricted securities: charge on certain post-acquisition events);
(ii)
an amount that counts as employment income of the earner under section 438 of ITEPA (convertible securities: charge on certain post-acquisition events); or
(iii)
any gain that is treated as remuneration derived from the earner's employment by virtue of section 4(4)(a) SSCBA, including without limitation:
(A)
the acquisition of securities pursuant to the options (within the meaning of section 477(3)(a) of ITEPA);
(B)
the assignment (if applicable) or release of the options in return for consideration (within the meaning of section 477(3)(b) of ITEPA);
(C)
the receipt of a benefit in connection with the options, other than a benefit within (i) or (ii) above (within the meaning of section 477(3)(c) of ITEPA).

“SSCBA” means the Social Security Contributions and Benefits Act 1992.

“Taxable Event” means any event giving rise to Relevant Employment Income.

2.3.
This Election relates to the Employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise in respect of Relevant Employment Income in respect of the options pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.
2.4.
This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.
2.5.
This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value).
2.6.
Any reference to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan. This Election will have effect in respect of the options and any awards which replace or replaced the options following their grant in circumstances where section 483 of ITEPA applies.
3.
Election

The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability that arises on any Relevant Employment Income is hereby transferred to the Employee. The Employee understands that by electronically accepting or by signing this Election or by enrolling in the Plan and authorizing payroll deductions under the Plan, he or she will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 to SSCBA.

4.
Payment of the Employer’s Liability
4.1.
The Employee hereby authorizes the Company and/or the Employer to collect the Employer’s Liability in respect of any Relevant Employment Income from the Employee at any time after the Taxable Event:
(i)
by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Taxable Event; and/or
(ii)
directly from the Employee by payment in cash or cleared funds; and/or
(iii)
by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the options; and/or
(iv)
where the proceeds of the gain are to be paid through a third party, by that party withholding an amount from the payment or selling some of the securities which the Employee is entitled to receive in respect of the options; and/or
(v)
by any other means specified in the Plan or applicable enrollment documentation.

4.2.
The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities in respect of the options to the Employee until full payment of the Employer’s Liability is received.
4.3.
The Company agrees to procure the remittance by the Employer of the Employer’s Liability to HM Revenue and Customs on behalf of the Employee within 14 days after the end of the UK tax month during which the Taxable Event occurs (or within 17 days after the end of the UK tax month during which the Taxable Event occurs, if payments are made electronically).
5.
Duration of Election
5.1.
The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.
5.2.
This Election will continue in effect until the earliest of the following:
(i)
the Employee and the Company agree in writing that it should cease to have effect;
(ii)
on the date the Company serves written notice on the Employee terminating its effect;
(iii)
on the date HM Revenue and Customs withdraws approval of this Election; or
(iv)
after due payment of the Employer’s Liability in respect of the entirety of the options to which this Election relates or could relate, such that the Election ceases to have effect in accordance with its terms.
5.3.
This Election will continue in full force regardless of whether the Employee ceases to be an employee of the Employer.

Acceptance by the Employee

The Employee acknowledges that, as a condition of exercising the options, by electronically accepting or signing this Election and/or by enrolling in the Plan (whether by submitting an online election to enroll and electronically accepting the Additional Terms and Conditions or by signing and submitting the Additional Terms and Conditions and this Election in hard copy), the Employee agrees to be bound by the terms of this Election.

Name
Signature
Date

Acceptance by the Company

The Company acknowledges that, by arranging for the signature of an authorized representative to appear on this Election, the Company agrees to be bound by the terms of this Election.

/s/ James Bushnell
Authorized Representative:

By:	James Bushnell
Netskope Inc., General Counsel

Schedule of Employer Companies

The following Employer(s) shall be covered by the Joint Election:

Netskope UK LTD

Address:	Suite 4, 7th Floor 50 Broadway London SW1H 0DB United Kingdom
Corporation Tax Number:	9205320077
Company Registration Number	09010620
PAYE Reference	120/GB07439